                                                                       Exhibit 2


                         AGREEMENT OF PURCHASE AND SALE

                                      AMONG

             PSYCHPARTNERS, L.L.C., PSYCHPARTNERS MIDATLANTIC, INC.
                             AND PSYCHPARTNERS, INC.

                                       AND

                                  APOGEE, INC.
                            APOGEE OF TENNESSEE, INC.
                          APOGEE OF PENNSYLVANIA, INC.
                              APOGEE SERVICES, INC.
                            APOGEE OF MARYLAND, INC.
                            APOGEE OF TENNESSEE, INC.
                              AGP ACQUISITION, INC.
                              WINSTON CLINICS, INC.
                                DOC SYSTEMS, INC.
                 FAMILY SOCIAL AND PSYCHOTHERAPY SERVICES, INC.
                     ASSOCIATED MENTAL HEALTH SERVICES, LTD.
                          PSYCHIATRIC ASSOCIATES, INC.
                        PSYCHOGERIATRIC CONSULTANTS, INC.
                          NAPERVILLE PSYCHIATRIC, INC.
                        APOGEE OF NORTHERN FLORIDA, INC.
                FAMILY SOCIAL AND PSYCHOLOGICAL SERVICES, L.L.C.
                      WOODMONT PSYCHIATRIC ASSOCIATES, INC.
                            AHS OF RHODE ISLAND, INC.





                        Effective as of December 26, 1997

                                TABLE OF CONTENTS

                                                                                                      Page
ARTICLE I
PURCHASE AND SALE OF ASSETS AND STOCK..................................................................  2

SECTION 1.1       CONVEYANCE AND TRANSFER OF STOCK.....................................................  2
SECTION 1.2       CONVEYANCE AND TRANSFER OF ASSETS....................................................  3
SECTION 1.3       EXCLUDED ASSETS......................................................................  5
SECTION 1.4       ASSUMED LIABILITIES..................................................................  6
SECTION 1.5       RETAINED LIABILITIES.................................................................  7
SECTION 1.6       PURCHASE PRICE.......................................................................  7
SECTION 1.7       POST-CLOSING ADJUSTMENTS.............................................................  8
SECTION 1.8       PAYMENT OF PURCHASE PRICE............................................................ 14
SECTION 1.9       ALLOCATION OF PURCHASE PRICE......................................................... 15

ARTICLE II
THE CLOSING............................................................................................ 15

SECTION 2.1       DATE AND PLACE....................................................................... 15
SECTION 2.2       DELIVERY OF DOCUMENTS................................................................ 16

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................. 16

SECTION 3.1       CORPORATE ORGANIZATION............................................................... 17
SECTION 3.2       CORPORATE AUTHORITY; AUTHORIZATION OF
                  AGREEMENT............................................................................ 18
SECTION 3.3       CAPITAL STOCK........................................................................ 18
SECTION 3.4       SUBSIDIARIES......................................................................... 19
SECTION 3.5       TITLE TO STOCK AND POWER TO CONVEY................................................... 19
SECTION 3.6       NO VIOLATION......................................................................... 19
SECTION 3.7       FINANCIAL STATEMENTS................................................................. 20
SECTION 3.8       NO UNDISCLOSED LIABILITIES........................................................... 22
SECTION 3.9       ABSENCE OF CHANGES................................................................... 23
SECTION 3.10      LIMITATION ON SALES.................................................................. 24
SECTION 3.11      TITLE TO PROPERTIES; ENCUMBRANCES.................................................... 24
SECTION 3.12      TITLE CONVEYED....................................................................... 25
SECTION 3.13      REAL PROPERTY........................................................................ 26
SECTION 3.14      LEASES............................................................................... 26
SECTION 3.15      ACCOUNTS RECEIVABLE.................................................................. 27
SECTION 3.16      ACCOUNTS PAYABLE..................................................................... 28
SECTION 3.17      INTELLECTUAL PROPERTY MATTERS........................................................ 28
SECTION 3.18      CONTRACTS AND COMMITMENTS............................................................ 28
SECTION 3.19      AGREEMENTS IN FULL FORCE AND EFFECT.................................................. 29
SECTION 3.20      INSURANCE............................................................................ 29
SECTION 3.21      COMPLIANCE WITH LAWS................................................................. 30
SECTION 3.22      EMPLOYMENT MATTERS................................................................... 31
SECTION 3.23      EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS.............................................. 32
SECTION 3.24      LITIGATION........................................................................... 32
SECTION 3.25      COMPLIANCE WITH FRAUD AND ABUSE STATUTES............................................. 33
SECTION 3.26      GOVERNMENTAL CONSENTS................................................................ 33
SECTION 3.27      OTHER CONSENTS....................................................................... 34
SECTION 3.28      ENVIRONMENTAL MATTERS................................................................ 34
SECTION 3.29      INVENTORY............................................................................ 35

SECTION 3.30.     CUSTOMERS, SUPPLIERS AND SALES
                  REPRESENTATIVES...................................................................... 35
SECTION 3.31      BROKERS OR FINDERS................................................................... 35
SECTION 3.32      TAXES................................................................................ 36
SECTION 3.33      TAX RETURNS.......................................................................... 36
SECTION 3.34      OSHA AND ADA AND CLEAN AIR ACT....................................................... 36
SECTION 3.35      FULL DISCLOSURE...................................................................... 37

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PURCHASERS AND PSYCHPARTNERS........................................................................... 37

SECTION 4.1       ORGANIZATION......................................................................... 37
SECTION 4.2       AUTHORIZATION........................................................................ 38
SECTION 4.3       NO VIOLATION......................................................................... 38
SECTION 4.4       LITIGATION........................................................................... 39
SECTION 4.5       GOVERNMENTAL CONSENTS................................................................ 39
SECTION 4.6       OTHER CONSENTS....................................................................... 39
SECTION 4.7       NO BROKERS........................................................................... 40
SECTION 4.8       SHARES TO BE FULLY PAID; RESERVATION OF
                  STOCK................................................................................ 40
SECTION 4.9       CAPITAL STRUCTURE OF PSYCHPARTNERS AND
                  PURCHASERS........................................................................... 41

ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENTS.................................................................... 42

SECTION 5.1       OPERATIONS PENDING CLOSING; FILING OF TAX
                  RETURNS.............................................................................. 42
SECTION 5.2       SHAREHOLDERS MEETING................................................................. 43
SECTION 5.3       PROXIES.............................................................................. 44
SECTION 5.4       PAYMENT OF TAXES AND CERTAIN EXPENSES................................................ 45
SECTION 5.5       EARNOUT LIABILITIES.................................................................. 46
SECTION 5.6       BEST EFFORTS......................................................................... 46
SECTION 5.7       CONSENTS; DUTIES OF SELLERS.......................................................... 47
SECTION 5.8       ADDITIONAL INSURANCE COVERAGE........................................................ 48
SECTION 5.9       TRANSITION ASSISTANCE................................................................ 48
SECTION 5.10      ACCESS TO, AND INFORMATION CONCERNING,
                  PROPERTIES AND RECORDS............................................................... 48
SECTION 5.11      NONCOMPETITION; NONSOLICITATION;
                  NONDISCLOSURE........................................................................ 49
SECTION 5.12      EXCLUSIVE AGREEMENT.................................................................. 52
SECTION 5.13      EMPLOYEE BENEFIT PLANS............................................................... 53
SECTION 5.14      MAIL RECEIVED AFTER CLOSING.......................................................... 53
SECTION 5.15      COBRA................................................................................ 54
SECTION 5.16      COMPANY NAME......................................................................... 54
SECTION 5.17      COOPERATION AND RECORDS RETENTION.................................................... 55
SECTION 5.18      OFFERS OF EMPLOYMENT................................................................. 55
SECTION 5.19      ASSIGNMENT AND ASSUMPTION OF CONTRACTS............................................... 56
SECTION 5.20      FURTHER ASSURANCES................................................................... 56
SECTION 5.21      PUBLICITY............................................................................ 56
SECTION 5.22      LEASE RENEWALS....................................................................... 57

ARTICLE VI
CONDITIONS TO THE OBLIGATIONS OF PURCHASERS............................................................ 57

SECTION 6.1       REPRESENTATIONS AND WARRANTIES TRUE.................................................. 57
SECTION 6.2       COMPLIANCE WITH THIS AGREEMENT....................................................... 57
SECTION 6.3       DOCUMENTS TO BE DELIVERED............................................................ 57
SECTION 6.4       SHAREHOLDER APPROVAL................................................................. 58
SECTION 6.5       NO INJUNCTIONS....................................................................... 58

ARTICLE VII
CONDITIONS TO THE OBLIGATIONS OF SELLERS............................................................... 59

SECTION 7.1       REPRESENTATIONS AND WARRANTIES TRUE.................................................. 59
SECTION 7.2       COMPLIANCE WITH THIS AGREEMENT....................................................... 59
SECTION 7.3       DOCUMENTS TO BE DELIVERED............................................................ 59
SECTION 7.4       NO INJUNCTION........................................................................ 60
SECTION 7.5       ASSUMPTION OF ASSUMED LIABILITIES.................................................... 60






ARTICLE VIII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION............................................ 60

SECTION 8.1       SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................... 60
SECTION 8.2       INDEMNIFICATION BY SELLERS........................................................... 60
SECTION 8.3       INDEMNIFICATION BY PURCHASERS........................................................ 61
SECTION 8.4       NOTICE OF CLAIMS..................................................................... 62
SECTION 8.5       LIMITS ON INDEMNIFICATION............................................................ 64
SECTION 8.6       TAX BENEFIT AND INSURANCE PROCEEDS................................................... 64
SECTION 8.7       SOLE AND EXCLUSIVE REMEDY............................................................ 65
SECTION 8.8       SATISFACTION OF INDEMNIFICATION CLAIM................................................ 65

ARTICLE IX
TERMINATION............................................................................................ 66

SECTION 9.1       TERMINATION.......................................................................... 66
SECTION 9.2       OBLIGATIONS UPON TERMINATION......................................................... 67

ARTICLE X
MISCELLANEOUS PROVISIONS............................................................................... 68

SECTION 10.1      AMENDMENT............................................................................ 68
SECTION 10.2      WAIVER OF COMPLIANCE................................................................. 68
SECTION 10.3      NOTICES.............................................................................. 68
SECTION 10.4      SPECIFIC PERFORMANCE................................................................. 69
SECTION 10.5      EXPENSES............................................................................. 69
SECTION 10.6      SEVERABILITY......................................................................... 70
SECTION 10.7      ASSIGNMENT........................................................................... 70
SECTION 10.8      GOVERNING LAW........................................................................ 70

SECTION 10.9      COUNTERPARTS......................................................................... 70
SECTION 10.10     HEADINGS............................................................................. 70
SECTION 10.11     ENTIRE AGREEMENT..................................................................... 71
SECTION 10.12     THIRD PARTIES........................................................................ 71
SECTION 10.13     PERFORMANCE FOLLOWING CLOSING........................................................ 71

                                LIST OF SCHEDULES


Schedule 1.2          Transferred Assets
Schedule 1.2(i)       Management Agreements
Schedule 1.2(ii)      Managed Care Contracts
Schedule 1.2(iv)      Trademarks, Tradenames, etc.
Schedule 1.2(ix)      Automobiles and Vehicles
Schedule 1.2(vi)      Computers and Related Materials
Schedule 1.2(xii)     Other Contracts
Schedule 1.3          Excluded Assets
Schedule 1.4(a)(iii)  Earnout Contingent Liabilities
Schedule 1.4(a)(v)    Lease Obligations
Schedule 1.4(b)       Retained Liabilities
Schedule 1.9          Allocation of Purchase Price
Schedule 3.1          Jurisdictions and Licenses
Schedule 3.4          Subsidiaries of AGP/Other Investments of AGP
Schedule 3.5          Ownership of AGP Stock
Schedule 3.7(b)       Balance Sheet of the Business as of
                      September 30, 1997
Schedule 3.8          Undisclosed Liabilities
Schedule 3.9          Change Since December 31, 1996
Schedule 3.11         Title to Properties; Encumbrances
Schedule 3.12         Title Conveyed
Schedule 3.14         Leases and Subleases
Schedule 3.15         Accounts Receivable
Schedule 3.16         Accounts Payable
Schedule 3.17         Intellectual Property Matters
Schedule 3.18         Material Contracts of Sellers
Schedule 3.20         Insurance
Schedule 3.21         Compliance with Laws
Schedule 3.22(a)      Employment Law Compliance
Schedule 3.22(b)      Employees
Schedule 3.23         Employee Benefit Plans
Schedule 3.24         Litigation
Schedule 3.26         Governmental Consents--Sellers
Schedule 3.27         Other Consents--Sellers
Schedule 3.28         Environmental Matters
Schedule 3.30         Customers, Suppliers and Sales Representatives
Schedule 4.4          Litigation
Schedule 4.5          Governmental Consents--Purchasers
Schedule 4.6          Other Consents--Purchasers
Schedule 4.9          Capital Structure of PsychPartners
Schedule 5.3          Individuals Executing Proxies
Schedule 5.5(a)       Individuals/Entities Entitled to
                      Estimated Earnout Payments
Schedule 5.16         Company Names
Schedule 5.18         Offers of Employment

                                LIST OF EXHIBITS


Exhibit A Designated Practice Locations
Exhibit B Form of Warrant
Exhibit C Form of Escrow Agreement
Exhibit D Form of Voting Agreement and Irrevocable Proxy
Exhibit E Form ofInterim Services Agreement
Exhibit F Form of Opinion of Haythe & Curley
Exhibit G Form of Bill of Sale
Exhibit H Form of Assignment and Assumption Agreement
Exhibit I Form of Opinion of Balch & Bingham LLP

                         AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of December 26, 1997, by and among PsychPartners, Inc., a Delaware corporation ("PsychPartners, Inc."), and PsychPartners MidAtlantic, Inc., a Delaware corporation (collectively, "Purchasers"), and PsychPartners, L.L.C., an Alabama limited liability company ("PsychPartners"); and Apogee of Pennsylvania, Inc., a Delaware corporation, Apogee of Tennessee, Inc., a Tennessee corporation, Winston Clinics, Inc., a Wisconsin corporation, DOC Systems, Inc., a District of Columbia corporation, Family Social and Psychotherapy Services, Inc., a Wisconsin corporation, Apogee Services, Inc., a Delaware corporation, Apogee of Maryland, Inc., a Maryland corporation, Associated Mental Health Services, Ltd., an Illinois corporation, Psychiatric Associates, Inc., a Florida corporation, Psychogeriatric Consultants, Inc., a Maryland corporation, Naperville Psychiatric, Inc., an Illinois corporation, Apogee of Northern Florida, Inc., a Florida corporation, Family Social and Psychological Services, L.L.C., a Wisconsin limited liability company, AHS of Rhode Island, Inc., a Rhode Island corporation, and Woodmont Psychiatric Associates, Inc., a Maryland corporation (collectively, the "Subsidiaries"), AGP Acquisition, Inc., a Delaware corporation ("AGP") (collectively with the Subsidiaries, the "Companies") and Apogee, Inc., a Delaware corporation ("Apogee") (collectively with the Companies, the "Sellers").

                                   WITNESSETH:

         WHEREAS, the Companies, each of which are direct or indirect wholly owned subsidiaries of Apogee, own, manage or operate the 22 behavioral health practices (the "Practices") set forth on Exhibit A hereto (such practices, owned, managed or operated by the Companies, the "Business");

         WHEREAS, Apogee and the Subsidiaries desire to sell to Purchasers, each of which are direct or indirect wholly owned subsidiaries of PsychPartners, the Transferred Assets (as defined in Section 1.2 hereof) and to assign to Purchasers the Assumed Liabilities (as defined in Section 1.4 hereof) relating to the operations of the Business, and Purchasers desire to purchase from Apogee and Sellers the Transferred Assets and to assume the Assumed Liabilities, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Apogee owns all of the issued and outstanding shares of capital stock, $.01 par value of AGP (the "AGP Stock") and desires to sell the AGP Stock to Purchasers for the consideration and upon the terms and conditions set forth in this Agreement, and Purchasers desire to purchase the AGP Stock from Apogee in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF ASSETS AND STOCK

         SECTION 1.1 CONVEYANCE AND TRANSFER OF STOCK. Upon the terms and subject to all of the conditions contained herein and the performance by each of the parties hereto of their respective obligations hereunder, Purchasers hereby agree to purchase from Apogee, and Apogee hereby agrees to sell, deliver, transfer and convey to Purchasers at the Closing (as hereinafter defined), all of the AGP Stock.

         SECTION 1.2 CONVEYANCE AND TRANSFER OF ASSETS. Upon the terms and subject to all of the conditions contained herein and the performance by each of the parties hereto of their respective obligations hereunder, Purchasers hereby agree to purchase from Apogee and the Subsidiaries, and Apogee and the Subsidiaries hereby agree to sell, deliver, transfer and convey to Purchasers at the Closing (as hereinafter defined), all of the assets of Apogee and the Subsidiaries owned, held or used in the operation or management of the Business, of every kind and description which are located at the real property leased by Sellers pursuant to the leases set forth on Schedule 3.14 (the "Clinic Locations"), other than the Excluded Assets (as defined in Section 1.3 hereof); real, personal, or mixed; tangible or intangible; including all assets and property reflected on the balance sheets of the Business as of the date of the Closing (collectively, "Transferred Assets"), such assets to be transferred free and clear of all liens, encumbrances or restrictions of any type whatsoever, other than Permitted Encumbrances (as defined in Section 3.11 hereof) and the Assumed Liabilities (as defined in Section 1.3 hereof); provided, however, that unless and until any required consents and approvals have been obtained, the Transferred Assets shall not include any contracts or agreements which by their terms prohibit or restrict the transfer or assignment of Sellers' rights thereunder, or the delegation of Sellers' duties thereunder, without the consent or approval of other parties to such contracts or agreement (collectively, unless and until any required consents and approvals have been obtained, the "Non-Transferable Contracts"). Upon the receipt of the required consents and approvals for any Non-Transferable contracts, such contracts or agreement shall become Transferred Assets. Purchasers and Sellers shall identify the initial Non-Transferable Contracts in writing at or before the Closing. The Transferred Assets shall include, but shall not be limited to, all right, title and interest of Sellers (other than AGP) in, to and under the following (except to the extent the following would include any Non-Transferable Contract prior to the obtaining of requisite consents or approvals of other parties):

                           (i)      Sellers' rights under management
                  agreements with professional corporations or similar organizations related to the Business and set forth on Schedule 1.2(i) hereto;

                           (ii) Sellers' rights under contracts with managed care organizations and corporations related to the Business and set forth on Schedule 1.2(ii) hereto;

                           (iii) all of the Sellers' inventories of materials
                  and supplies related to the Business at the Clinic Locations;

                           (iv) the trademarks, trade names, service marks,
                  logos, inventions, patents, patent rights, applications for patents and similar rights, trade secrets, know-how and designs of the Sellers related to or used in the Business and set forth on Schedule 1.2(iv);

                           (v) all marketing studies, customer lists, files,
                  supplier files, credit files, credit data, appraisals, valuations, and consulting studies and all other records and reports relating to the Business or the Transferred Assets, all clinical and administrative policy and procedure manuals and all catalogues relating to the Business at the Clinic Locations;

                           (vi) the computer programs, computer software,
                  computer manuals, flowcharts, printouts, data files, program documentation and related materials and copies thereof relating to the Business or the Transferred Assets and set forth on Schedule 1.2(vi);

                           (vii) subject to applicable laws and regulations, all
                  transferable licenses and other regulatory approvals necessary for or incident to the operation of the Business;

                           (viii) all deposits and the expenses and deferred
                  charges relating to the Business that have been prepaid or paid in advance by Sellers prior to the Closing, as set forth on Schedule 1.2(viii) hereto;

                           (ix) the automobiles and vehicles owned by the
                  Sellers, relating to the Business and set forth on Schedule 1.2(ix) hereto;

                           (x) the furniture, computers, accessories and other
                  personal property owned by the Sellers and used in the Business at the Clinic Locations;

                           (xi) all machinery and equipment owned by the Sellers
                  and used in the Business at the Clinic Locations;

                           (xii) all accounts receivable of the Sellers relating
                  to the Business and all cash and cash equivalents of the Sellers relating to the Business, whether on hand or in cash accounts of the Business;

                           (xiii) all of Sellers' rights under all other
                  contracts and agreements of the Sellers relating to the Business, as set forth on Schedule 1.2(xiii) hereto;

                           (xiv) all indebtedness and other amounts relating to
                  the Business and owed to any of Sellers in the ordinary course of business, except for those items listed on Schedule 1.3 hereto;

                           (xv) all patient and billing files, records and
                  documentation necessary to effectuate the transfer of the Transferred Assets and to operate the Business (including ledger books and any books of account of the Sellers relating to the Business and located at the Clinic Locations);

                           (xvi) all of Sellers' rights under express and
                  implied warranties of third parties that continue in effect with respect to any of the assets described in paragraphs (i) through (vii) above; and

                           (xvii) all other assets and rights of every kind and
                  nature (whether or not of a kind or nature referred to in items (i) through (xvi) above) owned or held by the Sellers on the date of the Closing (hereinafter defined) and relating to or used in the Business at the Clinic Locations, whether or not specifically referred to in clauses (i) through (xvi) of this Section 1.2 or in the Schedules hereto, except for the Excluded Assets (as defined in Section 1.3 hereof) and any Non-Transferable Contracts.

         SECTION 1.3 EXCLUDED ASSETS. The assets of Sellers which are not to be transferred pursuant to this Agreement are the assets of the Sellers not located at the Clinic Locations or described in Section 1.2(i) through 1.2(xvii) hereto (the "Excluded Assets") and:

                           (i) The stock, corporate minute books, stock ledgers
                  and stock transfer records of the Subsidiaries; and

                           (ii) Those assets listed on Schedule 1.3 hereto.

         SECTION 1.4 ASSUMED LIABILITIES. Except to the extent prohibited or restricted by any Non-Transferable

Contracts prior to the obtaining of requisite consents or approvals of other parties, Purchasers agree to assume at the Closing the following obligations (the "Assumed Liabilities"):

                           (i) all liabilities and obligations arising after the
                  Closing with respect to clinic lease obligations of Sellers related to the Business, as set forth on Schedule 3.11 hereto;

                           (ii) all liabilities and obligations as of the
                  Closing with respect to accounts payable, accrued payroll taxes and other accrued expenses of Sellers related to the Business, such accrued expenses to include accrued clinician compensation and accrued patient facility costs related to the Business, as set forth on the Closing Financial Statements (as hereinafter defined), plus any obligations in the nature of accounts payable, accrued payroll taxes and other accrued expenses of Sellers, not to exceed $50,000, that do not appear on the Closing Financial Statements;

                           (iii) all liabilities and obligations arising after
                  the Closing with respect to earnout contingent liabilities (including any contingent promissory notes) ("Earnout Liabilities") of Sellers associated with Sellers' prior acquisitions of certain of the Transferred Assets related to the Business, as set forth on Schedule 1.4(a)(iii) hereto, except for the Earnout Liabilities for which Sellers are responsible pursuant to Section 5.5(a) hereof;

                           (iv) all liabilities and obligations with respect to
                  the contracts and obligations, including employment agreements of Sellers related to the Business, as set forth on Schedule 1.4(a)(iv) hereto;

                           (v) any obligations under the leases (other
                  than clinic leases) related to the Business to which any of Sellers are a party as set forth on
                  Schedule 1.4(a)(v) hereto; and

                           (vi) all liabilities and obligations arising from the
                  conduct of the Business after the Closing of the nature of the liabilities set forth in Section 1.4(ii).

         SECTION 1.5 RETAINED LIABILITIES. Except for the Assumed Liabilities, Purchasers shall not assume or otherwise agree to pay, discharge or perform any other liabilities or obligations of Sellers, whether or not in respect of the Business, (whether accrued, absolute, contingent or otherwise, whether or not disputed, or whether or not disclosed to Purchasers) (all such liabilities and obligations, the "Retained Liabilities"). The Retained Liabilities shall include any severance payments that may be due either prior to or following the Closing to James Dorsey, M.D. or AHRC, Inc. pursuant to Article X of that certain Management Agreement dated as of February 18, 1997 among AHRC, Inc., a Florida corporation, AGP Acquisition Corp., a Delaware corporation, and Apogee, Inc., a Delaware corporation, to the Manager (as defined therein), but only to the extent that such payments are due as a result of the transactions contemplated by this Agreement. In addition, PsychPartners may, at its sole discretion, elect not to assume the lease with CMD Realty Investment Fund relating to the Southeast Regional Office (the "Divisional Lease"), and shall so notify Sellers as soon as reasonably practicable following the Closing of such election. Should PsychPartners so elect pursuant to this Section 1.5, the Retained Liabilities shall include the Divisional Lease.

         SECTION 1.6 PURCHASE PRICE. Subject to any adjustments required by
Section 1.7(a) hereof, the purchase price for the Transferred Assets (the "Purchase Price"), payable in accordance with Section 1.8 herein, is as follows:

                  (a) Twenty-Seven Million and No/100 Dollars ($27,000,000.00); plus

                  (b) A warrant to purchase 400,000 Common Units (as defined in the Second Amended and Restated Operating Agreement of PsychPartners, L.L.C. dated as of July 17,
                           1997) (the "Operating Agreement") of
                           PsychPartners at a price of $.05 per Common
                           Unit, exercisable by Apogee for a period of five (5) years from the date of Closing (the "Warrant") in substantially the form attached hereto as Exhibit B.

         SECTION 1.7       POST-CLOSING ADJUSTMENTS.

                  (a) At the Closing, Sellers shall deliver to Purchasers true and complete copies of the balance sheet of the Business and the monthly profit and loss statements of the Practices as of and for the month ending on November 30, 1997 (the "November Statements"), which have been prepared in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods. Included in the November Statements shall be the balance sheet of the Business as of November 30, 1997, including a computation of the liabilities as of November 30, 1997 assumed by Purchasers pursuant to Section 1.4(a)(ii) (the "November Payables and Expenses") and an estimate as of November 30, 1997 of the earnout contingent liabilities assumed by Purchasers pursuant to
Section 1.4(a)(iii) (collectively, the "November Liabilities") and the (x) cash and cash equivalents and (y) deposits and the expenses and deferred charges relating to the Business which had been prepaid or paid in advance by Sellers prior to November 30, 1997 included in the Transferred Assets and the accounts receivable of the Business as of November 30, 1997

(collectively, the "November Assets"). At the Closing, Purchasers shall deliver the amount by which the November Liabilities exceed the November Assets (the "Balance Sheet Adjustment Escrow Amount") to the Escrow Agent, to be held pursuant to the terms of an Escrow Agreement, in substantially the form of Exhibit C attached hereto (the "Escrow Agreement"). The parties anticipate as of the date hereof that the Balance Sheet Adjustment Escrow Amount will be approximately $600,000, but recognize that the final Balance Sheet Adjustment Escrow Amount is subject to the calculation to be performed pursuant to the preceding sentence. As soon as reasonably practicable following the Closing Date, and in no event more than ninety (90) calendar days after the Closing Date, Sellers shall deliver to Purchasers financial statements of the Business, as of and for the period ending on Closing Date (the "Closing Financial Statements") which have been prepared in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods. Included in such financial statements shall be the balance sheet of the Business as of the Closing Date, including a computation of the liabilities assumed by Purchasers pursuant to Section 1.4(a)(ii) (the "Closing Payables and Expenses") and an estimate of the earnout contingent liabilities assumed by Purchasers pursuant to Section 1.4(a)(iii) (collectively, the "Closing Liabilities") and the (x) cash and cash equivalents and (y) deposits and the expenses and deferred charges relating to the Business which had been prepaid or paid in advance by Sellers prior to the Closing included in the Transferred Assets and the accounts receivable of the Business as of the Closing Date (collectively, the "Closing Assets"). If, as indicated in the Closing Financial Statements, the Closing Liabilities exceed the Closing Assets, Sellers shall pay from the escrow account described hereinafter to Purchasers an amount equal to such difference within ten days after such amount is determined, including any resolution of any Disagreement (as defined hereinafter) relating thereto pursuant to Section 1.7(c) hereof. As soon as practicable following the delivery of the Closing Financial Statements and the resolution of any Disagreement (as defined hereinafter) relating thereto, the Escrow Agent shall deliver such amounts of the Balance Sheet Adjustment Escrow Amount to Purchasers as are required by the Escrow Agreement, and shall deliver any remaining amounts to Sellers.

                  (b) As soon as reasonably practicable following the first anniversary of the Closing Date (the "Adjustment Date") and in no event more than ninety (90) days subsequent thereto, Purchasers shall deliver to Sellers financial statements of each of the 22 behavioral practices which constitute the Business (the "Operating Profit Statements"), which statements shall calculate the Operating Profit as defined below, for each such practice for the period from the Closing Date through the Adjustment Date (the "Adjustment Period"). For purposes of this Section 1.7(b), "Operating Profit" shall mean the earnings before income taxes of each such practice (or, in the event that all or substantially all the assets and business of such practice shall have been transferred to another entity or entities, the allocable portion of the pre-tax earnings of such other entity or entities) for the Adjustment Period as determined in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods. For purposes of calculating Operating Profit, all revenues associated with the operation of such practice will be recognized during the period in which they are earned. Such operating revenues will include all charges directly related to the daily operations of the Business as determined in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods, including, but not limited to, gross revenues less contractual allowances, contract revenue and other income. For purposes of calculating Operating Profit, all expenses associated with the operation of such practice will be recognized during the period in which they are incurred. Such operating expenses will include all charges directly related to the daily operations of the Business, determined in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods, including, but not limited to:

         (i) Clinical salaries and benefits, related contract labor (including Medical Directors);

         (ii) Administrative salaries and benefits and related contract labor;

         (iii)    Amounts paid to independent contractors;

         (iv) Expenses for office supplies consumed, printing, postage and delivery;

         (v)      Telephone, cellular phone expenses and utilities;

         (vi) Insurance costs directly related to the worker's compensation, professional and general liability or property insurance associated with the Business;

         (vii)    Therapy/testing supplies consumed by the Business;

         (viii) Travel and entertainment expenses incurred, except for those expenses required to attend any of the Purchaser's corporate or regional meetings;

         (ix) Expenses for the lease or rental of any equipment used in the office or directly by employees or independent contractors, including repairs and maintenance;

         (x) Rents, including storage, and other charges for facilities used in the operation of the Business, including repairs and maintenance;

         (xi) Charges incurred for the processing of payroll for MPG only;

         (xii) Advertising expenses in local newspapers and publications and costs of marketing materials and supplies;

         (xiii)   Amounts related to the write-off or reserving of bad debts;

         (xiv) Expenses related to the collection of bad debts and the income therefrom;

         (xv)     Expenses relating to clinical supervision;

         (xvi)    Employee development;

         (xvii)   Professional/outside meetings;

         (xviii) Cost of outside services, such as janitorial, transcription and answering service;

         (xix)    Dues, books and subscriptions;

         (xx)     Taxes and licenses, except for income taxes;

         (xxi)    Recruitment and relocation to support existing business; and

         (xxii) Miscellaneous other expenses specifically related to a facility.

         For purposes of calculating Operating Profit, operating expenses will not include the following charges:

         (i) corporate and divisional overhead allocations including interest obligations on any inter-company debt and expenses of any corporate or divisional employees;

         (ii)     interest and amortization expense;

         (iii) depreciation costs related to assets used in connection with the operation of any of the practices;

         (iv)     acquisition-related interest expense;

         (v)      legal and accounting fees; and

         (vi) expenses incurred in connection with the transactions contemplated hereby.

         The Purchase Price shall be adjusted based on such Operating Profit, as follows:

                           (i) If the Metropolitan Psychiatric Group ("MPG") has
                  an Operating Profit for the Adjustment Period that is less than $630,000, then Sellers shall forfeit a portion of the Warrant (valued at

                  $5 per underlying Common Unit) with a value equal to 4.5 times the dollar amount by which such Operating Profit is less than $630,000; provided, however, that the maximum value of Warrant forfeited pursuant to this Section 1.7(b)(i) shall not exceed $1,350,000.

                           (ii) If the Rainbow Practice Group ("RPG") has an
                  Operating Profit for the Adjustment Period that is less than $1,150,000, then Sellers shall forfeit a portion of the Warrant (valued at $5 per underlying Common Unit) with a value equal to 4.5 times the dollar amount by which such Operating Profit is less than $1,150,000; provided, however, that the maximum value of Warrant forfeited pursuant to this Section 1.7(b)(ii) shall not exceed $650,000.

                           (iii) Notwithstanding the foregoing subsections (i)
                  or (ii), Sellers shall not forfeit any portion of the Warrant pursuant to this Section 1.7(b) if the Operating Profit of all 22 behavioral health Practices comprising the Business exceeds $6,265,000 in the aggregate for the Adjustment Period.

Notwithstanding anything above to the contrary, no portion of the Warrant shall be forfeited by Sellers pursuant to Section 1.7(b)(i) or (ii) above in the event that (x) during the first six (6) months of the Adjustment Period, the Purchasers terminate any of the divisional vice presidents or practice directors of MPG or RPG employed by Sellers at the time of Closing and set forth on
Schedule 1.7(b) hereto for any reason other than for cause or (y) during the first six (6) months of the Adjustment Period the Purchasers initiate a material strategic decision (including, but not limited to, consolidation of offices (except for the current ongoing consolidation efforts involving Psychogeriatric Consultants and the Frenkel practice group); combination with current practices or future practices acquired by the Purchasers or their affiliates; or the elimination or addition of major clinical programs) which materially adversely affects the Operating Profit of MPG or RPG.

                  (c) Within ninety (90) calendar days after Sellers' delivery of the Closing Balance Sheets or Purchasers' delivery of the Operating Profit Statements, respectively (collectively, the "Adjustment Statements"), the party receiving the Adjustment Statements may dispute the Adjustments Statements as a whole by giving written notice to the other party setting forth in reasonable detail the basis for any such dispute (each such dispute a "Disagreement"), and Purchasers and Sellers shall promptly commence good faith negotiations to resolve any such Disagreement. If the receiving party does not give notice of any Disagreement within ninety (90) calendar days after the Adjustment Statements have been delivered, the receiving party shall be deemed to have irrevocably accepted the Adjustment Statements. If Purchasers and Sellers do not resolve (evidenced by a written agreement between Purchasers and Sellers) any such Disagreement within forty-five (45) business days following the delivery of a notice of such Disagreement, such Disagreement shall be referred to a national accounting firm, which has not previously represented Sellers or Purchasers (an "Independent Accounting Firm") mutually agreed upon by Purchasers and Sellers within five (5) business days after the end of such forty-five (45) business day period. At the request of either Purchasers or Sellers, the Independent Accounting Firm shall review the entire Adjustment Statements and the basis for all comparison and calculation reflected therein and not only those items relating to the Disagreement. If Purchasers and Sellers are unable to agree upon an Independent Accounting Firm, Purchasers and Sellers shall each have the right to request that the American Arbitration Association appoint an Independent Accounting Firm, which appointment shall be binding on Purchasers and Sellers. Purchasers and Sellers agree to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. The fees and expenses of the Independent Accounting Firm retained pursuant to this Section 1.7(c) shall be borne equally by the parties. Each party hereto shall cooperate with such Independent Accounting Firm and provide such firm with reasonable access to its books and records relating to the Business and such other information as such firm may reasonably require in order to render its determinations. All such determinations shall be made by the Independent Accounting Firm within sixty (60) calendar days of its selection, shall be set forth in a written statement delivered to Purchasers and Sellers, and shall be final, binding and conclusive.

         SECTION 1.8       PAYMENT OF PURCHASE PRICE.

                  (a) At Closing the sum of Twenty-Seven Million and No/100 Dollars ($27,000,000.00) shall be payable in cash or immediately available funds (the "Cash Purchase Price"). The Cash Purchase Price shall be paid (i) to the Escrow Agent to the extent required by Section 1.7(c) hereof, and (ii) otherwise by wire transfer to such account and pursuant to such wire transfer instructions as are provided by Apogee to the Purchasers in writing prior to Closing.

                  (b) At Closing, PsychPartners shall issue the Warrant, which shall be delivered to the Escrow Agent and held pursuant to the Escrow Agreement. The Escrow Agent shall deliver the Warrant to Apogee, subject to any adjustments made pursuant to Section 1.7(b) hereof, as soon as practicable after the Adjustment Date.

         SECTION 1.9 ALLOCATION OF PURCHASE PRICE. The parties agree that the Purchase Price shall be allocated among the Transferred Assets as set forth in
Schedule 1.9 hereto and in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Within ninety (90) days following the Closing, Purchasers and Sellers shall prepare and submit Internal Revenue Form 8594 prepared in accordance with the mutually agreed upon allocation and this Section 1.9, and Sellers and Purchasers shall file all tax returns consistent with Schedule 1.9 and the Form 8594, and Purchasers and Sellers shall report all other matters in a manner consistent with that reported by the other party and shall not take any position inconsistent with this Section 1.9.

                                   ARTICLE II

                                   THE CLOSING

         SECTION 2.1 DATE AND PLACE. The parties contemplate that the closing of the transactions contemplated hereby (the "Closing") shall take place on February 28, 1998, or as soon thereafter as practicable following the vote of the shareholders of Apogee in favor of the transactions contemplated by this Agreement. The Closing shall take place at the offices of Balch & Bingham LLP in Birmingham, Alabama, or such other location upon which the parties may mutually agree. The transactions contemplated by this Agreement shall be deemed to be effective for all purposes as of 12:01 a.m. on the Closing Date.

         SECTION 2.2 DELIVERY OF DOCUMENTS.

                  (a) At Closing, Sellers shall execute and deliver to Purchasers the Bill of Sale and Assignment Agreement (as both are defined herein) and any other instruments of transfer necessary to convey to Purchasers all of Sellers' right, title and interest in and to the Transferred Assets.

                  (b) At Closing, Apogee shall execute and deliver to Purchasers certificates for the AGP Stock, duly endorsed or accompanied by stock powers duly endorsed in blank, in proper form for transfer.

                  (c) At Closing, Sellers shall deliver to Purchasers the items specified in Section 6.3 and Purchasers shall deliver to Sellers the items specified in Section 7.3.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller, jointly and severally, hereby represents, warrants and covenants to PsychPartners and Purchasers as of the date hereof that:

         SECTION 3.1 CORPORATE ORGANIZATION. Each of Sellers (other than Family Social & Psychological Services, L.L.C.) is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation. Family Social & Psychological Services, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization. Each of Sellers has the requisite corporate or limited liability company (as applicable) power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and each of Sellers is duly licensed and qualified to do business in each state where the nature of the business conducted by it or the character and location of any properties and assets owned or leased by it make such qualification necessary (each of which are set forth in Schedule 3.1), except where the failure to so qualify would not have a Material Adverse Effect (as hereinafter defined) on the Business or the Transferred Assets. The copies of the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement, as applicable, of each of Sellers made available to Purchasers are true, complete and accurate copies of such instruments as presently in effect.

For purposes of this Agreement, "Material Adverse Effect," when used in connection with any of the Sellers, shall mean any condition, change or effect that, individually or when taken together with all other such conditions, changes or effects that existed or occurred prior to the date of determination of the existence or occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Business, taken as a whole (other than any change relating to the United States economy in general).

         SECTION 3.2 CORPORATE AUTHORITY; AUTHORIZATION OF AGREEMENT. Each of Sellers has the requisite corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform all the terms and conditions hereof to be performed by it, subject only to obtaining the approval of the shareholders of Apogee of this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of all the terms and conditions hereof to be performed by Sellers and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors, Board of Managers or Members, as applicable, of each of Sellers. This Agreement has been duly executed and delivered by each of Sellers and constitutes the valid and binding obligation of Sellers enforceable against each of

Sellers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except that equitable remedies may not in all cases be available (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.3 CAPITAL STOCK. The authorized capital stock of AGP consists solely of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and non-assessable. Such validly issued and outstanding, fully paid and non-assessable shares constitute the AGP Stock. Except for the AGP Stock, there are no issued and outstanding shares of capital stock of AGP and there are no outstanding options, warrants or other rights to subscribe for or purchase any such shares.

         SECTION 3.4 SUBSIDIARIES. Attached hereto as Schedule 3.4 is a complete list of all of the subsidiaries of AGP and of all corporations, partnerships or other entities in which AGP has an interest.

         SECTION 3.5 TITLE TO STOCK AND POWER TO CONVEY. Except as set forth on
Schedule 3.5 hereto, Apogee is the sole record and beneficial owner of, and has good title to, all of the issued and outstanding shares of capital stock, $.01 par value, of AGP, which shares constitute the AGP Stock proposed to be sold by Apogee hereunder. Except as set forth on Schedule 3.5 hereto, Apogee has full right and capacity to sell and deliver the AGP Stock to be delivered by it as contemplated by this Agreement. Upon endorsement and delivery of certificates evidencing the AGP Stock to Purchasers at the Closing, Purchasers shall have acquired from Apogee good, legal and equitable title to the AGP Stock free and clear of all pledges, liens, security interests, claims, charges, restrictions, options or encumbrances of any nature whatsoever. Except as set forth on Schedule 3.5 hereto, all other previously issued shares of capital stock of AGP have been properly redeemed and cancelled. Except as set forth on Schedule 3.5 hereto, there are no rights to any shares of capital stock of AGP existing in any person other than Apogee pursuant to inheritance, devise, descent or distribution.

         SECTION 3.6 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement, as applicable, of any Seller; (b) except as set forth on Schedule 3.26 or 3.27 hereto, violate, conflict with, constitute a default (or an event which, with or without notice, lapse of time or both, or the occurrence of any other event, would constitute a default) under, result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of any Seller related to the Business under any agreement or commitment related to the Business to which any Seller is a party or by which any Seller is bound, or to which the property of any Seller related to the Business is subject, except for conflicts, violations, defaults, breaches or other matters which would not have a Material Adverse Effect; or (c) violate any federal, state or local law, except for violations which would not have a Material Adverse Effect, or any judgment, decree, order, regulation or rule of any court or governmental authority to which any of Sellers are a party or have knowledge.

         SECTION 3.7       FINANCIAL STATEMENTS.

         (a) Apogee has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, registration statements, proxy statements and other documents (collectively, the "Apogee Reports") required to be filed by Apogee under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"), except failures to file which, individually or collectively, would not have a Material Adverse Effect. As of their respective dates, or, in the case of registration statements, as of the effective dates, all of the Apogee Reports, including all exhibits and schedules thereto and all documents incorporated by reference therein, (i) complied as to form in all material respects with the requirements of the Securities Laws applicable thereto and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading. Apogee has filed with the SEC all documents and agreements which were required to be filed as exhibits to the Apogee Reports, except failures to file, if any, which individually or collectively, would not have a Material Adverse Effect. The audited consolidated financial statements and unaudited interim consolidated financial statements of Apogee included or incorporated by reference in the Apogee Reports (collectively, the "Apogee Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the financial position of Apogee as of and at the dates thereof and the results of operations and cash flows for the periods then ended, subject in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein, which were not and are not expected to be material in amount or effect.

         (b) Sellers have delivered to Purchasers true and complete copies of
(i) the balance sheet of the Business as of September 30, 1997, a copy of which is attached hereto as Schedule 3.7(b) (the "Business Balance Sheet"); and (ii) monthly profit and loss statements (the "Monthly Statements") of each of the Practices identified on Exhibit

A, for the time period of January 1996 through September 1997. The Business Balance Sheet, the Monthly Statements and the November Statements are hereinafter collectively referred to as the "Business Financial Statements"). The Business Financial Statements have been prepared in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods, the Business Balance Sheet presents fairly, in all material respects, the assets (other than cash, deferred taxes and goodwill and other intangible assets) and liabilities (whether accrued, absolute, contingent or otherwise) (other than Earnout Liabilities, promissory notes payable, deferred taxes payable and stockholders' equity) of the Business at the dates indicated and, subject to normal, recurring year-end adjustments, the Monthly Statements present fairly, in all material respects, the operating profits during the periods indicated of the individual practices comprising the Business.

         SECTION 3.8 NO UNDISCLOSED LIABILITIES. Except as set forth or reflected in the consolidated balance sheet of Apogee in the Apogee Reports and in the Business Financial Statements as of September 30, 1997, and except for Earnout Liabilities, promissory notes payable and deferred taxes payable, neither Apogee, the Companies, nor any of the Practices comprising the Business has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the Business or the Transferred Assets which would be required to be reflected or reserved against in such consolidated balance sheet of Apogee or in the notes thereto, prepared in accordance with GAAP, consistently applied, or in the Business Balance Sheet, except liabilities or obligations (i) described or otherwise disclosed on, or which may arise out of with respect to the matters or agreements described or otherwise disclosed on, the Schedules to this Agreement, or those which may arise out of or with respect to matters or agreements that would be required to be disclosed on such Schedules but for the limitations on such disclosure contained in the representations and warranties relating to such Schedules, (ii) arising in the ordinary course of business or (iii) which, individually or collectively, would not have a Material Adverse Effect.

         SECTION 3.9 ABSENCE OF CHANGES. Except as set forth on Schedule 3.9 hereto, since September 30, 1997 there has been no:

                           (i) transaction related to the Business by any Seller
                  except in the ordinary course of business;

                           (ii) event or occurrence which has had a Material
                  Adverse Effect;

                           (iii) destruction of, damage to, or loss of any of
                  the assets of any Seller used in the Business (whether or not covered by insurance) having a Material Adverse Effect;

                           (iv) sale or transfer of any material asset used in
                  the Business and located at the Clinic Locations, except in the ordinary course of business;

                           (v) amendment or termination of any material
                  contract, agreement or license to which any Seller is a party and related to the Business, except in the ordinary course of business;

                           (vi) waiver of any right of material value related to
                  the Business;

                           (vii) mortgage, pledge or other encumbrance of any
                  material asset of any Seller related to the Business;

                           (viii) waiver or release of any material asset
                  related to the Business of any Seller, except in the ordinary course of business;

                           (ix) any capital expenditure by any Seller (or series
                  of related capital expenditures) related to the Business and involving more than $20,000;

                           (x) creation, incurrence, assumption, or guarantee,
                  except in the ordinary course of business, by any Seller of any indebtedness related to the Business other than its trade payables;

                           (xi) delay or postponement by any Seller, beyond its
                  normal practice, of the payment of accounts payable and other liabilities related to the Business, and no Seller has instituted any unusual or accelerated collection efforts with respect to its accounts receivable;

                           (xii) loan related to the Business made by any Seller
                  to, or any other transaction with, any of such Seller's directors, officers, and employees which could give rise to any claim or right on the part of such Seller against any such person, or on the part of any such person against such Seller, which exceeds $50,000, other than as reflected on the Apogee Financial Statements or the Company Financial Statements; or

                           (xiii) any other change in the compensation terms in
                  any employment contracts, written or oral, of Sellers (other than increases not exceeding 5% of such employee's salary previously in effect).

         SECTION 3.10 LIMITATION ON SALES. Sellers acknowledge that the Warrant and the Common Units of PsychPartners (the "Common Units") which may be issued upon the exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), and Sellers represent that they will acquire such Warrant and Common Units for investment purposes only, and not with a view towards distribution in violation of the Act. Sellers agree not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Warrant or any Common Units issued upon exercise of the Warrant in the absence of (a) an effective registration statement under the Act as to such Warrant or such Common Units and registration or qualification of the Warrant or such Common Units under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel reasonably satisfactory to Purchasers that such registration and qualification are not required. Each certificate or other instrument for the Warrant and for the Common Units issued upon the exercise of the Warrant shall bear a legend substantially to the foregoing effect.

         SECTION 3.11 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth on
Schedule 3.11 hereto, each Seller has good and valid title to the Transferred Assets owned by such Seller. Except as set forth on Schedule 3.11 hereto, all of the Transferred Assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, pledges, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Liens") except for Permitted

Encumbrances (as hereinafter defined). For purposes of this Agreement, "Permitted Encumbrances" means (a) statutory Liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (b) mechanics', carriers', workers', repairers', and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations, (c) Liens on leases of real property arising from the provisions of such leases, including, in relation to leased real property, any agreements and/or conditions imposed on the issuance of land use permits, zoning, business licenses, use permits, or other entitlements of various types issued by any governmental entity, necessary or beneficial to the continued use and occupancy of the Sellers' assets related to the Business or the continuation of the operation of the Business, (d) those Liens set forth on Schedule 3.11 hereto and marked with an asterisk, (e) Liens securing leases of vehicles and other personal property, as set forth in
Schedule 1.4(v) which do not, individually or in the aggregate, materially impair the operation of the Business at the location at which such leased equipment or other personal property is located, or (f) other Liens securing Assumed Liabilities incidental to the operation of the Business or the ownership of the Transferred Assets which do not materially impair the value of the Business.
Liabilities.

         SECTION 3.12 TITLE CONVEYED. Except as set forth on Schedule 3.12 hereto and except for the Excluded Assets, the Transferred Assets include all assets, properties and rights currently being used by Sellers in the operation of the Business, and all assets, properties and rights necessary to permit Purchasers to conduct the Business in all material respects in the same manner as Sellers have conducted the Business to date. Except as set forth on Schedule
3.12 hereto, Sellers have the power and authority and the right to sell, transfer, convey, assign, and deliver to Purchasers, and upon consummation of the transactions contemplated by this Agreement, Purchasers will acquire title to, all the Transferred Assets, free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances, including, without limitation, leases, chattel mortgages, pledges, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, except for Permitted Encumbrances. The bills of sale, deeds, assignments and other instruments to be executed and delivered to Purchasers by Sellers at the Closing will be valid and binding obligations of Sellers enforceable in accordance with their terms, except as such unenforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except that equitable remedies may not in all cases be available (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will vest in Purchasers title to all the Transferred Assets.

         SECTION 3.13 REAL PROPERTY. None of Sellers owns any real property used in or related to the Business.

         SECTION 3.14 LEASES. Schedule 3.14 hereto contains an accurate and complete list of all leases and subleases pursuant to which Sellers lease real or personal property used in or relating to the Business, each of which is to be assumed by Purchasers as part of the transactions contemplated hereby. Except as set forth on Schedule 3.14 hereto, all such leases to be assumed by Purchasers are valid, binding and enforceable against each Seller which is a party thereto in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally, and are in full force and effect; there are no existing defaults by any Seller thereunder and no event of default by such Seller, or to such Seller's knowledge, any other party thereto has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would have a Material Adverse Effect. No Seller is a party to any written or oral commitment or agreement for any leasehold improvement in excess of $20,000 relating to the Business.

         SECTION 3.15 ACCOUNTS RECEIVABLE. Except as set forth on Schedule 3.15 hereto, each of the accounts receivable of Sellers included in the Transferred Assets arose in the ordinary course of business of Sellers and was created in compliance in all material respects with applicable law. Unless paid prior to Closing, such accounts receivable are or will be as of Closing, current and collectible net of the reserves shown on the Apogee Financial Statements or the Business Financial Statements. Sellers and their respective collection agents have complied with all laws, rules and regulations with respect to the receivables, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. Sellers or the professional corporations managed by Sellers are the sole beneficial and legal owners of all receivables. The Transferred Assets include sufficient records with respect to the receivables to determine the status of collection efforts and to enforce collection thereof. Except for liabilities included in the Assumed Liabilities, and any collection costs associated with the collection of such receivables, any liabilities arising in connection with the creation by Sellers of the receivables or the collection by Sellers or their respective agents of the receivables shall remain the liability of Sellers.

         SECTION 3.16 ACCOUNTS PAYABLE. Except as set forth on Schedule 3.16 hereto, each of the accounts payable of Sellers related to the Transferred Assets or the Business arose in the ordinary course of business was incurred in connection with the operation of the Business, is materially current in repayment status and Sellers are not otherwise in default in payment of any of such obligations.

         SECTION 3.17 INTELLECTUAL PROPERTY MATTERS. Except as set forth on
Schedule 3.17 hereto, Sellers do not own or use any patents, trademarks, trade names, service marks, copyrights and trade secrets in connection with the Business. Except as set forth on Schedule 3.17 hereto, to the Seller's knowledge, Sellers do not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright, or trade secret owned or claimed by another, except where such infringement would not have a Material Adverse Effect.

         SECTION 3.18 CONTRACTS AND COMMITMENTS. Schedule 3.18 hereto lists all of the written or oral provider, payor, managed care, employee, stipend and clinical services agreements related to the Business and material to the operations or prospects of the Business, other than the leases identified on
Schedule 3.14 hereto. For purposes of this section, a "material" agreement shall mean any agreement where the aggregate annual payments by Sellers exceed $75,000. Except as set forth on Schedule 3.18 hereto:

                           (i) No Seller is in breach or default under or in
                  violation of any contract, agreement or commitment relating to the Business, except where such breach or default, individually or in the aggregate, would not have a Material Adverse Effect;

                           (ii) No Seller is a party to any written or oral
                  agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

                           (iii) No Seller is a party to any written or oral
                  commitment or agreement for any capital expenditure in excess of $20,000 relating to the Business; and

                           (iv) No Seller is a party to any written or oral
                  agreement, contract or commitment limiting or restraining any Seller, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to such Seller's knowledge, is any employee of any Seller engaged in the conduct of the Business subject to any such agreement, contract or commitment.

         SECTION 3.19 AGREEMENTS IN FULL FORCE AND EFFECT. All contracts, agreements, benefit plans (as defined in Section 3.23 hereof), leases, licenses and other instruments set forth in the Schedules hereto are valid and in full force and effect, and true copies of all written documents thereof have been heretofore made available to Purchasers. Sellers have performed all obligations required to be performed by them under, and are not in default in any respect under, in conflict in any respect with, or in violation in any respect of, any agreement, benefit plan, lease, policy, mortgage, note, bond, indenture, license or other document or undertaking, oral or written, to which any Seller in connection with the Business is a party or by which any Seller in connection with the Business is bound and which affects Sellers in connection with the Business or the Business except where such nonperformance, default, conflict or violation would not have a Material Adverse Effect.

         SECTION 3.20 INSURANCE.

                  (a) Schedule 3.20 hereto contains (i) an accurate and complete list of all policies of insurance providing coverage for Sellers with respect to the Transferred Assets or the Business, and (ii) a schedule setting forth the aggregate claims and all individual claims made under each such policy (or any predecessor policy) during the last two years.

                  (b) No written or, to the knowledge of Sellers, oral notice of cancellation, termination or reduction in coverage has been received with respect to any policy listed on Schedule 3.20 hereto. No Seller has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last two years.

         SECTION 3.21 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.21 hereto:

                           (i) Each Seller has conducted the Business in
                  accordance in all material respects with all applicable laws, rules, regulations, judgments, orders and other requirements of all courts, administrative agencies, or governmental authorities having jurisdiction over Sellers, including, without limitation, applicable laws, rules, regulations and requirements relating to antitrust, consumer protection, equal opportunity, occupational safety and health, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment, labor, wage and hour, pension, welfare and securities matters;

                           (ii) No Seller has received within the last two years
                  any written or, to the knowledge of Sellers, oral notification of any asserted present or past failure by any Seller to comply with such laws, rules or regulations that relates in any way to the Business except for notices with respect to failures to comply which would not have a Material Adverse Effect;

                           (iii) Each Seller has all licenses, certificates of
                  occupancy, permits and other governmental authorizations or approvals (collectively, "Licenses") required for the operation of the Business and the current use of the properties of the Business, except where the failure to have a License would not have a Material Adverse Effect and all such Licenses are valid and in effect;

                           (iv) No Seller is in violation of any License, and
                  the consummation of the transactions contemplated by this Agreement will not result in a violation or termination of any License except for such violations which would not have a Material Adverse Effect; and

                           (v) Each Seller has complied with all Medicare and
                  Medicaid rules and regulations, all federal, state and local licensing requirements and health laws and requirements and other similar statutes, except for such noncompliance which would not have a Material Adverse Effect, and no written or, to the knowledge of Sellers, oral notice of any pending inspection or violation of any such act or statute has been received by Sellers in connection with the Business.

         SECTION 3.22      EMPLOYMENT MATTERS.

                  (a) Each Seller is in compliance with all federal, state and local laws, ordinances and regulations respecting employment practices, terms and conditions of employment and wages and hours, except where noncompliance would not have a Material Adverse Effect, and is not and has not engaged in any unfair labor practice in respect of the operations of the Business. Except as set forth on Schedule 3.22(a) hereto, there is no unfair practice complaint against any Seller pending or, to Sellers' knowledge, threatened, in respect of the operations of the Business.

                  (b) Schedule 3.22(b) hereto contains a list of all employees of Sellers in connection with the Business, including their wages and other remuneration of every kind.

Such employees, except for employees as to which an employment agreement is set forth on Schedule 3.18, are terminable at will by Sellers at no cost to Sellers, except for such costs as result from the application of Seller's severance policies to such employee termination.

                  (c) No Seller is a party to any collective bargaining agreement with any labor union or other association of employees and, to the best of Sellers' knowledge, no attempt has been made to organize or certify the employees of any Seller as a bargaining unit.

                  (d) To the knowledge of Sellers, no Seller has been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder (the "Immigration Laws"). No Seller has been fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the knowledge of Sellers, threatened all in respect of the Business.

                  (e) Each Seller has complied with the requirements of ERISA except where the failure to comply would not have a Material Adverse Effect.

         SECTION 3.23 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Schedule 3.23 hereto contains a complete list of all employee benefit plans, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by any of Sellers relating to the Business. For the purposes hereof, the term "benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings for providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of ERISA and all employee pension benefit plans within the meaning of section 3(2) of ERISA.

         SECTION 3.24 LITIGATION. Except as set forth on Schedule 3.24 hereto, there is no action, suit, claim, inquiry, proceeding or investigation pending against any Seller which affects the Business or the Transferred Assets or, to the knowledge of any Seller, involving or threatened against any Seller which affects the Business or the Transferred Assets or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby, and Sellers have no knowledge or reasonable grounds for believing that there is any basis for any such action, suit, claim, inquiry, proceeding or investigation. No Seller is subject to any judgment, order or decree entered in any proceeding or investigation.

         SECTION 3.25 COMPLIANCE WITH FRAUD AND ABUSE STATUTES. Sellers and all persons and entities providing professional services for the Business have not, to the knowledge of Sellers, engaged in any activities with respect to the Business which are prohibited under 42 U.S.C. Section 1320a-7b or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, lease or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

         SECTION 3.26 GOVERNMENTAL CONSENTS. Except as set forth on Schedule
3.26 hereto, no consent, approval or authorization of, notice to, or declaration, filing or registration with, any governmental or regulatory authority, domestic or foreign, is required in connection with the execution, delivery and performance of this Agreement by Sellers or the consummation of the transactions contemplated hereby.

         SECTION 3.27 OTHER CONSENTS. Except as set forth on Schedule 3.27 hereto, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by Sellers or the consummation by it of the transactions contemplated hereby.

         SECTION 3.28 ENVIRONMENTAL MATTERS. Except as set forth on
Schedule 3.28 hereto:

                           (i) Sellers have obtained all permits, licenses and
                  other authorizations which are required in connection with the conduct of the Business under regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Environmental

                  Law"), each of which are set forth on Schedule 3.28, except where the failure to have obtained any such permit, license or authorization would not have a Material Adverse Effect;

                           (ii) Sellers are in material compliance with the
                  terms and conditions of all Sellers' permits, licenses and other authorizations obtained in connection with the conduct of the Business and required under any Environmental Law, except where any non-compliance would not have a Material Adverse Effect;

                           (iii) No Seller has received written or, to the
                  actual knowledge of such Seller, oral notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans in connection with the Business that could reasonably be expected to interfere with or prevent continued material compliance with the permits, licenses and other authorizations referred to above or with any Environmental Law;

                           (iv) To Sellers' actual knowledge, no asbestos or
                  equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility leased by any Seller in connection with the Business that would give rise to any liability of such Seller under any Environmental Law that would have a Material Adverse Effect;

                           (v) Each Seller is in compliance with all
                  Environmental Laws, and has fully disclosed all past (to the extent not cured) and present noncompliance actually known by Sellers with such Environmental Laws in connection with the conduct of the Business except, in each case, where any noncompliance by any such Seller with such Environmental Law would not have a Material Adverse Effect, and all known past "releases" by any Seller of a "reportable quantity" of any "hazardous substance", or releases by any Seller of oil, that would form the basis of any claim, action, suit, proceeding, hearing or investigation regarding any Seller under any Environmental Law that would have a Material Adverse Effect; and

                           (vi) No Seller has received written or, to the actual
                  knowledge of Sellers, oral notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in (to the extent not resolved) or threaten to result in any common law or legal liability, of any Seller, or otherwise form basis of any claim, action, suit, proceeding, hearing or investigation in respect of any Seller under any Environmental Law that would give rise to any liability of such Seller under such Environmental Law and would have a Material Adverse Effect.

         SECTION 3.29 INVENTORY. The inventory included in the Transferred Assets has not been substantially written down in value on the books of Sellers, and is of a quality and quantity reasonably expected to be useable and saleable in the ordinary course of the business.

         SECTION 3.30. CUSTOMERS, SUPPLIERS AND SALES REPRESENTATIVES. Sellers have provided Purchasers a list of the 10 largest customers or clients of the Business in terms of gross revenue during the year ended December 31, 1996, and the nine-month period ended September 30, 1997. Except as set forth on Schedule
3.30 hereto, no Seller has received notice from any such customer or client of termination or an intention to terminate its relationship with the Business.

         SECTION 3.31 BROKERS OR FINDERS. Sellers agree to indemnify and hold Purchasers harmless from any claim by any person or entity retained by Sellers, or any of them, for a commission or fee arising out of or as a result of the transactions contemplated hereby for payment out of any broker's or finder's arrangement.

         SECTION 3.32 TAXES. Sellers have paid (or have made provision for the payment of) all special charges or levies, taxes, unemployment compensation contributions, penalties and interest that would form a charge or encumbrance on the Transferred Assets or the Business or that would become payable by Purchasers as a result of or in connection with any event relating to the Business or Sellers occurring before the date of Closing. Without limiting the generality of the foregoing, all federal, state, county and local taxes, including, without limitation, income, corporate franchise, stamp, transfer, sales and use, employee withholding and ad valorem taxes due and payable by any Seller on or before the date hereof have been paid or provided for, and Sellers have filed all tax returns and reports required to be filed by Sellers pursuant to the operation of the Business with all applicable taxing authorities, except where the failure to do so would not have a Material Adverse Effect. The Company has no outstanding or unsatisfied deficiency assessments with respect to any taxes, and to Sellers' knowledge there are no current audits or investigations by or disputes with any authority with respect to any taxes that may affect the Business or form a lien or charge on the Transferred Assets.

         SECTION 3.33 TAX RETURNS. Sellers have delivered to Purchasers copies of all corporate income tax returns filed by Apogee in connection with the Business for the 1996 fiscal year.

         SECTION 3.34 OSHA AND ADA AND CLEAN AIR ACT. Sellers, in the conduct of the Business, are in compliance with all requirements of the Occupational Safety and Health Act ("OSHA"), to the extent applicable, the Americans with Disabilities Act ("ADA"), and the Clean Air Act pertaining to the facilities and operations used in the Business, except for noncompliance which would not have a Material Adverse Effect.

         SECTION 3.35 FULL DISCLOSURE. The representations and warranties of Sellers in this Agreement and in the Schedules hereto are true, complete and correct in all material respects, and no such representation or warranty contains any untrue statement of material fact or omits to state any material fact necessary to make the statements made not misleading.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF

                          PURCHASERS AND PSYCHPARTNERS

         Each of Purchasers and PsychPartners, jointly and severally, hereby represents, warrants, covenants and acknowledges to Sellers as of the date hereof as follows:

         SECTION 4.1 ORGANIZATION. PsychPartners is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alabama. Purchasers are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PsychPartners and Purchasers has the requisite corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and each of PsychPartners and Purchasers is duly licensed and qualified to do business in each state where the nature of the business conducted by it or the character and location of any properties and assets owned or leased by it make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on their respective businesses. The copies of the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement, as applicable, of each of Purchasers delivered to Sellers are true, complete and accurate copies of such instruments as presently in effect.

         SECTION 4.2 AUTHORIZATION. PsychPartners has the limited liability company power and authority, and each of Purchasers has the requisite corporate or limited liability company (as applicable) power and authority, to enter into this Agreement, to carry out the transactions contemplated hereby, and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement, the performance of all the terms and conditions hereof to be performed by PsychPartners and Purchasers, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors or Board of Managers, as applicable, of each of PsychPartners and Purchasers. This Agreement has been duly executed and delivered by each of Purchasers and PsychPartners, and constitutes the valid and binding obligation of PsychPartners and Purchasers enforceable against each of them in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally.

         SECTION 4.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement, as applicable, of any of PsychPartners or Purchasers; (b) violate, conflict with, constitute a default (or an event which, with or without notice, lapse of time or both, or the occurrence of any other event, would constitute a default) under, result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any debt or obligation pursuant to any agreement or commitment to which either PsychPartners or Purchasers is a party or by which either PsychPartners or Purchasers is bound, or to which the property of either PsychPartners or Purchasers is subject, or (c) violate any federal, state or local statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         SECTION 4.4 LITIGATION. Except as set forth on Schedule 4.4 hereto, there is no action, suit, claim, inquiry, proceeding or investigation pending against any of PsychPartners or Purchasers, or to the knowledge of PsychPartners or Purchasers, involving or threatening any of PsychPartners or Purchasers, which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby, and PsychPartners and Purchasers have no knowledge or reasonable grounds for believing that there is any basis for any such action, suit, claim, inquiry, proceeding or investigation. Neither of PsychPartners or Purchasers is subject to any judgment, order or decree entered in any proceeding or investigation.

         SECTION 4.5 GOVERNMENTAL CONSENTS. Except as set forth on Schedule 4.5 hereto, no consent, approval or authorization of, notice to, or declaration, filing or registration with, any governmental or regulatory authority, domestic or foreign, is required in connection with the execution, delivery and performance of this Agreement by PsychPartners and Purchasers or the consummation of the transactions contemplated hereby by PsychPartners and Purchasers.

         SECTION 4.6 OTHER CONSENTS. Except as set forth on Schedule 4.6 hereto, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by PsychPartners and Purchasers or the consummation by PsychPartners and Purchasers of the transactions contemplated hereby.

         SECTION 4.7 NO BROKERS. PsychPartners and Purchasers hereby, jointly and severally, agree to indemnify and hold Sellers harmless from any claim by any person or entity retained by Purchasers or PsychPartners, or any of them, for a commission or fee arising out of or as a result of the transactions contemplated hereby for payment out of any broker's or finder's arrangement.

         SECTION 4.8 SHARES TO BE FULLY PAID; RESERVATION OF STOCK. PsychPartners represents that all shares of PsychPartners Common Units which may be issued upon the exercise of the Warrant to be issued in connection with the transactions contemplated by this Agreement will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. PsychPartners covenants and agrees that, during the period within which the rights represented by the Warrant may be exercised, it will at all times have authorized and reserved, for the purpose of issuance or transfer upon exercise of the Warrant, a sufficient number of shares of authorized but unissued Common Units, when and as required to provide for the exercise of the rights represented by the Warrant. PsychPartners will take all such action as may be necessary to assure that such shares of Common Units may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Units may be listed; provided, however, that PsychPartners shall not be obligated to effect a registration under any Federal or state securities laws in connection with such exercise.

         SECTION 4.9 CAPITAL STRUCTURE OF PSYCHPARTNERS AND PURCHASERS. PsychPartners has issued 4,766,411 Common Units. Each of the Common Units of PsychPartners entitles the holder of such units to one vote. PsychPartners has issued 666,667 Preferred Units (as defined in the Operating Agreement). Each of the Preferred Units entitles the holder of such Units to a number of votes equal to the number of Common Units into which such Preferred Units are convertible pursuant to the Operating Agreement. Each Preferred Unit is currently convertible into one Common Unit upon the occurrence of a Triggering Event (as defined in the Operating Agreement). The parties recognize that, prior to Closing, PsychPartners will significantly increase the number of outstanding Common Units and/or Preferred Units in connection with the financing of the transactions contemplated by this Agreement and PsychPartners will notify Sellers in writing of such increase or other modification, including the amount of such increase or other modification. PsychPartners is managed by a Board of Managers, currently comprised of the individuals set forth on Schedule 4.9 hereto. All of the issued and outstanding Common Units and Preferred Units of PsychPartners have been validly issued and are fully paid and non-assessable. A description of the outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which PsychPartners is bound relating to the issuance, sale or repurchase of any type of membership interest in PsychPartners is set forth on Schedule 4.9 hereto. PsychPartners owns all of the issued and outstanding shares of the capital stock of each of Purchasers. As of the date hereof, no cash distributions have been made to any of the holders of Common Units or Preferred Units.

                                    ARTICLE V

                       ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 5.1 OPERATIONS PENDING CLOSING; FILING OF TAX RETURNS.

                  (a) Each of the Companies agrees that without the consent of PsychPartners and Purchasers, which consent shall not be unreasonably withheld or delayed, from the date hereof through the Closing Date, it will not: (i) in any manner that would have a material adverse effect on the transactions contemplated by this Agreement, (A) amend its Articles of Incorporation (except to change its name as herein provided) or Bylaws, (B) issue, sell or purchase, or enter into any contract or other agreement to issue, sell or purchase, any share of its capital stock, any options or rights to subscribe for any share of its capital stock or any bonds, notes, debentures or other evidences of indebtedness, in each case, insofar as they relate to the Business, (C) incur any indebtedness for borrowed money, or incur or assume any other liability outside of the ordinary course of business, in each case insofar as it relates to the Business (except as such increased indebtedness may result from utilization of funds available from Seller's revolving line of credit with PNC
Bank), or (D) declare or pay any dividend or declare or make any other distributions of any kind (other than distributions by the Companies to Apogee consistent with past practices; or (ii) make any


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



change in its accounting methods or practices or make any change in depreciation or amortization policies related to the Business, except as required by law or generally accepted accounting or statutory accounting principles; (iii) enter into any employment agreements with, increase the rate of compensation of, or pay or agree to pay any bonus to any of its directors, officers or employees related to the Business (provided, however, that it may grant reasonable annual merit increases and pay bonuses to some or all employees in the ordinary course of its business); (iv) implement any new or modify any existing employee benefit plan related to the Business; (v) materially amend any existing employee benefit plan or arrangement related to the Business, except as required by law; (vi) enter into, amend in any respect or terminate any material contract related to the Business; (vii) make any material change in the nature of its business or operations related to the Business; or (viii) make or commit to make any capital expenditures related to the Business in excess of $20,000 in the aggregate or as may otherwise be reasonably required for the continued efficient operation of the Business.

                  (b) Unless Purchasers consent in writing to the contrary, each Seller covenants and agrees that, through the Closing Date, it shall not, as it relates to the Business, (i) change its methods or payment practices in connection with any Accounts Payable which become due prior to the Closing; or
(ii) take or fail to take any other action which, if taken or not taken, as the case may be, on or prior to the date of this Agreement, would result in a violation of any of the representations and warranties made under Article III of this Agreement. From the date hereof through the Closing, each Seller shall file all tax returns in a timely manner (subject to extensions permitted by law) and shall provide copies of such tax returns to Purchasers within ten business days after filing.

         SECTION 5.2 SHAREHOLDERS MEETING. Unless the Agreement is terminated in accordance with Article IX prior to the date thereof, Apogee, acting through its Board of Directors, shall, in accordance with applicable law:

                  (a) duly call, give notice of, convene and hold a meeting or solicit consents (the "Shareholders Meeting") of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement and the transactions contemplated herein;

                  (b) require no greater than the minimum vote required by applicable law of each class of the shares of Apogee Common Stock (as hereinafter defined) entitled to vote or consent in order to approve this Agreement and the transactions contemplated herein;

                  (c) include in the Proxy Statement (defined in paragraph (d) below) the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of or consent to the approval and adoption of this Agreement and the consummation of the transactions contemplated herein; and

                  (d) use its reasonable best efforts (i) to cause the Proxy Statement to be mailed to its shareholders at the earliest possible time following the date of this Agreement, and (ii) to obtain the approval and adoption of this Agreement and the transactions contemplated by shareholders holding at least the minimum number of shares of each class of the shares entitled to vote at the Shareholders Meeting under applicable law. The letters to shareholders, notice of meeting, proxy statements and form of proxy to be distributed to shareholders in connection with the transactions contemplated herein shall be in form and substance reasonably satisfactory to Purchasers, and are collectively referred to herein as the "Proxy Statement."

         SECTION 5.3 PROXIES. Sellers will provide to Purchasers, as soon as practicable following the execution of this Agreement, agreements executed by the persons set forth on Schedule 5.3 hereto, who in the aggregate hold at least 40% of the common stock, $.01 par value of Apogee (the "Apogee Common Stock"), that such persons will vote the shares of Apogee Common Stock owned by them (the "Shares") in favor of this Agreement and the transactions contemplated hereby or consent in writing thereto, and that they will retain the right to vote such Shares or execute a consent during the term of this Agreement. Each of such persons has given Purchasers a proxy to vote such Shares in favor of the purchase by Purchasers of the Transferred Assets if they should fail to do so, in substantially the form of the


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



Voting Agreement and Irrevocable Proxy attached hereto as Exhibit D.

         SECTION 5.4       PAYMENT OF TAXES AND CERTAIN EXPENSES.

                  (a) Purchasers shall pay any recording costs or fees payable in connection with the conveyance of the Transferred Assets contemplated by this Agreement.

                  (b) If any state or local governmental authority requires, or subsequently determines, the payment of any sales, use or similar tax upon the sale, acquisition, use or disposition of any portion of the Transferred Assets (whether under statute, regulation or rule), Sellers assume all responsibility for and shall pay the same, directly to said authority, and shall hold PsychPartners and Purchasers harmless from such tax(es) and any interest or penalty thereon. Sellers shall cooperate with Purchasers in the prosecution of any claim for refund, rebate or abatement of said tax(es).

                  (c) Except as otherwise explicitly provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own expenses and costs, including legal and accounting fees, incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated herein.

         SECTION 5.5       EARNOUT LIABILITIES.


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



                  (a) Approximately fifteen (15) days prior to the Closing, Sellers will use their reasonable best efforts to calculate the amounts that will be payable through the date of Closing to the individuals or entities set forth on Schedule 5.5(a) which are entitled to earnout compensation based on the operation of certain portions of the Business (the "Estimated Earnouts"), and Sellers shall use their best efforts to gain the consent of such individuals or entities to payment of the Estimated Earnouts by Sellers on or prior to the date of Closing. Sellers shall, on or prior to the Closing, pay the Estimated Earnouts to each individual or entity from which Seller obtains such a consent. In the event Sellers are unable to obtain such consents, Sellers shall deposit all unpaid portions of the Estimated Earnouts with the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement.

                  (b) The parties recognize that certain earnout obligations included in the Assumed Liabilities which will be payable by Purchasers after the Closing may require payments in the form of Apogee Common Stock, and Sellers agree to use their reasonable best efforts to reach agreements with the individuals entitled to such earnout payments that such individuals will accept cash or PsychPartners Common Units in lieu of Apogee Common Stock for payment of such earnout obligations.

         SECTION 5.6 BEST EFFORTS. Each of PsychPartners, Purchasers and Sellers agrees, in good faith and in a timely manner, to (i) cooperate with each other in satisfying the


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



conditions in this Agreement, (ii) assist each other in obtaining as promptly as possible all consents, approvals, authorizations, and rulings, corporate or otherwise, as are necessary for PsychPartners, Purchasers and Sellers (or any of them) to carry out the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement of understanding existing at the Closing between the Sellers and any governmental agency or third party, (iii) furnish information concerning each other not previously provided the other, required for inclusion in any filings or applications that may be necessary in that regard (including in connection with preparation of the Proxy Statement), and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date. Sellers agree to use their reasonable best efforts to cause UCC-3 Termination Statements to be filed with respect to all encumbrances set forth on Schedule 3.11 as to which Sellers have indicated that the underlying debt has been paid in full. Each of PsychPartners and Purchasers agrees to pay the Assumed Liabilities as they become due and to use its reasonable best efforts to collect in a timely manner the accounts receivable included in the Transferred Assets. Each of PsychPartners and Purchasers agrees to use its reasonable best efforts to obtain Medicare and Medicaid Provider Numbers and any other commercial provider numbers as expeditiously as possible following the date hereof.


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



         SECTION 5.7 CONSENTS; DUTIES OF SELLERS. Sellers will use their reasonable best efforts to obtain the consents of the parties to the contracts set forth on Schedule 3.27 hereto. In the event that any of the Sellers is unable to obtain the necessary consents set forth on Schedule 3.27 hereto prior to Closing, such contract shall be deemed to be a Non-Transferable Contract and each of the Sellers agrees to use its reasonable best efforts subsequent to Closing to obtain such consents. Sellers agree that until such time as such consents are obtained, or in the event Sellers are unable to obtain all required consents or approvals under any Non-Transferable Contracts, Sellers shall, to the extent practicable without causing a default under or breach of such contracts, pass through to Purchasers the benefits and the obligations arising under such agreements as if such agreements had been assigned to Purchasers pursuant to this Agreement. Purchasers agree to perform fully the obligations under such Non-Transferable Contracts to the extent Purchasers receive the benefits therefrom. Purchasers shall indemnify and hold harmless Sellers from any and all costs, expenses, liabilities and obligations incurred by Sellers subsequent to Closing for actions taken by Purchasers or Sellers at the request of Purchasers pursuant to this Section 5.7; provided, however, that Purchasers shall not reimburse Sellers for the internal costs incurred by Sellers as a result of Seller's compliance with this Section 5.7. In the event that any NonTransferable Contract cannot be administered in the manner


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



described above without causing a breach or default thereunder, Purchasers and Sellers shall each bear one-half of any costs, expenses, liabilities or obligations (exclusive of Purchasers' or Sellers' internal costs) incurred by Sellers or Purchasers in connection with the termination or cancellation of such Non-Transferable Contract, and Purchasers and Sellers agree to cooperate to minimize any such costs, expenses, liabilities or obligations.

         SECTION 5.8 ADDITIONAL INSURANCE COVERAGE. At or prior to the Closing, Sellers shall purchase paid up tail insurance policies for coverage of the Transferred Assets and the operations of the Business for all periods prior to the Closing Date.

         SECTION 5.9 TRANSITION ASSISTANCE. Purchasers and Sellers shall execute the Interim Services Agreement in substantially the form attached hereto as Exhibit F.

         SECTION 5.10 ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS. During the pendency of the transactions contemplated hereby, Sellers shall, to the extent permitted by law, give Purchasers, their legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all of the Companies' properties, books, contracts, commitments and records related to the Business, permit Purchasers to make such inspections of the operations of the Business (including, without limitation, physical inspection of the surface and subsurface of any property


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



thereof and any structure thereon, subject to the consent of the landlord and owners of such properties and structures) as they may reasonably require and furnish to Purchasers during such period all such information concerning Sellers and their affairs related to the Business as Purchasers may reasonably request, so long as such access does not materially disrupt the Sellers' operation of the Business. All information disclosed by Sellers to Purchasers which is confidential and which is not in the public domain shall be held confidential by Purchasers and its representatives, except to the extent counsel to Purchasers have advised in writing that such information is required to or should be disclosed on a nonconfidential basis in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Sellers. In the event this Agreement is terminated pursuant to the provisions of
Article VIII, upon written request of the Sellers, Purchasers agree to destroy or return to the Sellers all copies of such confidential information.

         SECTION 5.11      NONCOMPETITION; NONSOLICITATION;
NONDISCLOSURE.

                  (a) Each Seller agrees that for a period of five (5) years after the date of Closing, it will not, and it will cause each of such Seller's affiliates over which such Seller holds, either directly or indirectly, more than 50% of the outstanding equity interest not to, directly or indirectly, (i) own, manage, operate, join, control or participate in the ownership, management, operation or


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



control of, or render service to, any business, whether in corporate, proprietorship or partnership form or otherwise, which is competitive with the behavioral health group practice business, residential treatment centers, outpatient chemical dependency programs, outpatient partial programs, inpatient unit management and prison provider aspects of the Business as currently conducted, within a thirty-five (35) mile radius of any location of the Business as of the Closing; (ii) either for its own benefit or for the benefit or purposes of any other person or entity, solicit, call on, interfere with, attempt to divert, entice away or accept any competitive business from any person or entity which is a customer of the Business or which was a customer within the one (1) year preceding the date of Closing; or (iii) take any action that would reasonably be expected to cause Purchasers to lose any of their officers, employees, agents, customers or suppliers or any of its existing business relationships or those business relationships obtained as a result of the transactions contemplated by this Agreement.

                  (b) From and after the date of Closing, no Seller will, directly or indirectly, disclose to any other party or in any way utilize for itself or any other party any information, data, proprietary information, intellectual property, trade secrets, customer lists, subscriber lists, pricing information or any other proprietary information purchased pursuant to this Agreement, used in the operation of the Business, or otherwise relating to the Business, except (a) to the extent necessary to carry out the terms of


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



or to exercise such Seller's rights under this Agreement or any document executed concurrently herewith; (b) to governmental agencies, including taxing authorities, having a legal right to the Information; (c) as required by law;
(d) pursuant to a valid subpoena or court order; provided, however, that prior to any disclosure pursuant to court order or subpoena, such Seller shall provide prompt notice to Purchasers of the receipt of any subpoena or court order requiring the disclosure of the Information; or (e) to the extent necessary to exercise such Seller's rights in connection with Excluded Assets or otherwise in connection with the business of Sellers not transferred hereunder. The term "Information" shall not include information which is or becomes published or otherwise available in the public domain without violation of this Section 5.11 by Sellers. This Section 5.11 shall survive the Closing.

                  (c) Notwithstanding anything contained herein to the contrary, the operation by any of Sellers of the INTEGRA Business (as hereinafter defined) pursuant to this Section 5.11(c) shall not be a violation of Section 5.11 hereof. For purposes of this Agreement, the "INTEGRA Business" shall mean Apogee's managed behavioral health care contracting business conducted through its employee assistance programs and managed behavioral health and substance abuse management programs, using full and shared risk contracts with managed care provider organizations and administrative services agreements to case manage behavioral health claims. Currently, approximately 92% of INTEGRA's contracts are handled through network providers. Apogee will use its reasonable best efforts to credential, panel and otherwise facilitate the use of the behavioral health providers of PsychPartners and

Purchasers, where appropriate, in the clinical delivery aspects of its INTEGRA contracts, as such contracts currently exist and as such contracts may be implemented following the Closing. Notwithstanding the foregoing, Apogee shall not manage the practice of any behavioral health care professional, clinic or entity that operates in a group practice setting or similar manner.

                  (d) The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Purchasers, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 5.11 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted by law.

         SECTION 5.12 EXCLUSIVE AGREEMENT. Sellers will not, and their respective directors, officers and agents (for purposes of this Section 5.12 only, being referred to as "affiliates") will not, directly or indirectly, solicit or take any other action to facilitate any inquiries or proposals with respect to, engage or participate in negotiations concerning, provide any nonpublic information or data to or have any discussions with any person other than a party hereto or its affiliates relating to any purchase of all or any significant portion of the Transferred Assets, or any similar transaction, other than the Asset Purchase (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). Notwithstanding the preceding sentence, to the extent the Board of Directors of any Seller determines it is required to do so in the exercise of its fiduciary duties under applicable law as so advised in writing by counsel, Sellers and their affiliates may engage and participate


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



in negotiations concerning, provide nonpublic information or data to and have discussions with any persons or their affiliates relating to a written Acquisition Proposal. Sellers will promptly notify Purchasers orally or in writing if any such Acquisition Proposal is received. Unless this Agreement has been terminated pursuant to Article IX hereof, in the event Sellers, or any of them, prior to April 10, 1998, reach an agreement in principle to sell the Transferred Assets, or any substantial portion thereof, to a prospective buyer other than Purchasers, Sellers agree to pay to Purchasers, in cash or immediately available funds, all of the expenses of PsychPartners and Purchasers incurred in connection with their due diligence investigation of Sellers, their negotiation of the Agreement and all other expenses related to the transactions contemplated hereby; provided, however, that the expense reimbursement paid pursuant to this Section 5.12 shall not exceed $300,000.

         SECTION 5.13 EMPLOYEE BENEFIT PLANS. Purchasers presently intend that, after the Closing, they will not make additional contributions to the employee benefit plans that were sponsored by Sellers immediately prior to the Closing. Purchasers agree that the employees of Sellers who, immediately after the Closing Date, accept employment with Purchasers, will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Purchasers, in accordance with the respective terms of such plans and programs, and Purchasers shall take all actions necessary or appropriate to facilitate coverage of such employees of the Business in such plans and programs from and after the Closing. Purchasers agree that such employees shall receive credit for time employed by Sellers for purposes of determining the status of such employees within such employee benefit plans of Purchasers; provided, however, that nothing in this Section 5.13 shall


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



obligate Purchasers to institute any new employee benefit plans or modify their existing employee benefit plans.

         SECTION 5.14 MAIL RECEIVED AFTER CLOSING. Following the Closing, Purchasers may receive and open all mail or other communications addressed to any Seller and deal with the contents thereof in its discretion only to the extent that such mail relates to the Business; provided that (a) Purchasers shall have no right to open or deal with the contents of any other such material which do not relate solely to the Business, and (b) Purchasers shall promptly notify any Seller as to the receipt of any such materials and make appropriate arrangements to deliver such materials promptly to such Seller.

         SECTION 5.15 COBRA. Each Seller shall have the sole responsibility and obligation for complying with the requirements of COBRA applicable to any termination of employment or any other qualifying event within the meaning of COBRA which occurred before the date of Closing with respect to any employees of such Seller. Purchasers shall have the sole responsibility and obligation for complying with the requirements of COBRA applicable to any termination of employment or any other qualifying event within the meaning of COBRA which occurs on or after the date of Closing with respect to any individuals who were employees of any Seller prior to the date of Closing.

         SECTION 5.16 COMPANY NAME. Sellers specifically acknowledge and agree that, after the Closing Date, Purchasers may continue to use the names of the individual practices comprising the Business (except Apogee or any variants thereof) set forth on Schedule 5.16(a) hereto, and Sellers specifically agree that they will not, either directly or indirectly, use or permit any other person to use any of such names


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



or any name which is confusingly similar thereto in connection with any business similar to the Business on the date hereof. Sellers agree that the Companies set forth on Schedule 5.16(b) hereto will amend their Articles of Incorporation as of the date of Closing, if necessary, to change their names to names that do not include the words currently comprising such names or words of confusingly similar import, and will file as promptly as practicable after the Closing, in all jurisdictions in which such Companies are qualified to do business, any documents necessary to reflect such changes in their corporate names. In connection with enabling Purchasers or an affiliate of Purchasers, at or as soon as practicable after the Closing, to use the names set forth on Schedule 5.16(a) hereto, Sellers will, at or prior to the Closing, execute and deliver to Purchasers all consents related to such change of name as Purchasers may reasonably request, and will otherwise reasonably cooperate with Purchasers.

         SECTION 5.17      COOPERATION AND RECORDS RETENTION.

                  Purchasers and Sellers shall in a timely manner (i) provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for taxes, (ii) retain and provide the other any records or other information that may be relevant to such return, audit or examination, proceeding, or determination, and (iii) provide the other with any final determination of any such audit or examination proceeding, or determination that affects any amount required to be shown on any return of the other for any period. Without limiting the generality of the foregoing, Sellers and Purchasers shall retain, until the applicable statutes of limitations (including any extensions) have expired, but in no event later than the seventh anniversary of the date of Closing, copies of all returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending before or including the date of Closing and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

         SECTION 5.18 OFFERS OF EMPLOYMENT. After the Closing, Purchasers shall offer employment to each of the employees of Sellers set forth on Schedule 3.22(b) hereto (other than the individuals set forth on Schedule 5.18 hereto) at a rate of cash compensation and with such initial responsibilities as are comparable to the rate of cash compensation and responsibilities each such employee had with Sellers, and with such benefits as are offered to comparable employees of PsychPartners.

         SECTION 5.19 ASSIGNMENT AND ASSUMPTION OF CONTRACTS. Sellers and Purchasers agree that, as of the Closing, Sellers will assign to Purchasers and Purchasers will assume from Sellers (i) all leases set forth on Schedule 3.14 and Schedule 1.4(a)(v) hereto, (ii) the contracts set forth on Schedule 3.18 hereto, together with any and all rights and obligations thereunder, and (iii) the other Assumed Liabilities, except, in each case, with respect to any Non-Transferable Contracts.

         SECTION 5.20 FURTHER ASSURANCES. From time to time, as requested by Purchasers or its successors and assigns, and without further cost or expense to Purchasers, Sellers will execute, acknowledge and deliver such other instruments of conveyance and transfer, and take such other actions as Purchasers may reasonably request, to implement the transactions contemplated hereby and to vest in Purchasers good and valid title to the Transferred Assets (including, without limitation, assistance in the collection or reduction to possession of any of such Transferred Assets, other than accounts receivable). From time to time, as requested by Sellers or their successors and assigns, and without further cost or expense to Sellers, Purchasers will execute, acknowledge and deliver such other documents and take such other actions as Sellers may reasonably request to implement the transactions contemplated hereby.

         SECTION 5.21 PUBLICITY. Purchasers and Sellers will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law.

         SECTION 5.22 LEASE RENEWALS. Purchasers covenant and agree not to renew or extend any of the leases set forth on Schedule 3.14 hereto without the consent of any Seller party to or having any obligations under such leases after such renewal or extension; provided, however, that Sellers shall not be released from any liabilities or obligations arising under such leases relating to time periods prior to the Closing.

                                   ARTICLE VI

                   CONDITIONS TO THE OBLIGATIONS OF PURCHASERS

         All obligations of Purchasers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Sellers contained in this Agreement and the Schedules hereto shall be true and accurate in all material respects on and as of the time of Closing with the same effect as though such representations and warranties had been made or given on and as of the time of Closing.

         SECTION 6.2 COMPLIANCE WITH THIS AGREEMENT. Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         SECTION 6.3 DOCUMENTS TO BE DELIVERED.

                  (a) At or prior to Closing, Purchasers shall have received from Sellers:

                           (i) A certificate of each of the Sellers, dated as of
                  the date of Closing, certifying in such detail as Purchasers may reasonably request that the conditions specified in Sections 6.1 and 6.2 hereof have been fulfilled with respect to each Seller;

                           (ii) the certificate or certificates evidencing the
                  AGP Stock, properly executed (endorsed) for transfer to Purchaser, with all required documentation relating thereto;

                           (iii) A written opinion of Haythe & Curley, counsel
                  for Sellers, dated as of the date of Closing, substantially in the form attached hereto as Exhibit F;

                           (iv) The bill of sale ("Bill of Sale") and assignment
                  and assumption agreement ("Assignment and Assumption Agreement"), substantially in the form attached hereto as Exhibits G and H;

                           (v) Except with respect to the Assumed Liabilities
                  and Permitted Encumbrances, to the extent any of the Transferred Assets are encumbered, the Sellers shall have obtained releases of such encumbrances, which releases shall be in form and substance acceptable to Purchasers and their counsel;

                           (vi)     The Interim Services Agreement; and

                           (vii)    The Escrow Agreement.

         SECTION 6.4 SHAREHOLDER APPROVAL. The Agreement and the transactions contemplated hereby shall have been approved by a majority of Apogee's shareholders at the Shareholders Meeting or by written consent (the "Apogee Shareholder Consent").

         SECTION 6.5 NO INJUNCTIONS. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

                                   ARTICLE VII

                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

         All obligations of Sellers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchasers contained in this Agreement shall be true and accurate in all material respects as of the date of Closing.

         SECTION 7.2 COMPLIANCE WITH THIS AGREEMENT. Purchasers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         SECTION 7.3 DOCUMENTS TO BE DELIVERED. At or prior to Closing, Sellers shall have received from Purchasers:

                           (i) a certificate of Purchasers, dated as of the date
                  of Closing, certifying in such detail as Sellers may reasonably request that the conditions specified in Sections
                  7.1 and 7.2 hereof have been fulfilled with respect to each Purchaser and certifying that Purchasers have obtained all consents and approvals required with respect to the transactions contemplated hereby which are listed on Schedules
                  4.4 and 4.5 hereof;

                           (ii) a written opinion of Balch & Bingham LLP,
                  counsel to Purchasers, dated as of the date of Closing, substantially in the form attached hereto as Exhibit I;

                           (iii) the Purchase Price, in cash or immediately
                  available funds;

                           (iv) the Warrant;

                           (v) the Interim Services Agreement;

                           (vi) the Escrow Agreement; and

                           (vii) the Assignment and Assumption Agreement.

         SECTION 7.4 NO INJUNCTION. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

         SECTION 7.5 ASSUMPTION OF ASSUMED LIABILITIES. Purchasers shall have assumed at the Closing all of the Assumed Liabilities.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         SECTION 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing for a period of the lesser of (i) 18 months, or (ii) three months following Purchasers' receipt of the report of Purchasers' independent public accountant regarding the financial statements of the Purchasers for the year ending December 31, 1998, except that any representation or warranty relating to fraud, title to the Transferred Assets, or taxes shall extend until the expiration of the applicable statute of limitations. Notwithstanding any investigation or audit conducted before or after the date of Closing or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

         SECTION 8.2 INDEMNIFICATION BY SELLERS. From and after the Closing, Sellers shall, jointly and severally, reimburse, indemnify and hold harmless PsychPartners and Purchasers and their respective, employees, shareholders, members, officers, agents, directors, successors and assigns against and in respect of:

                           (i) any and all damages, losses, deficiencies,
                  liabilities, costs and expenses, including, without limitation, reasonable legal fees and expenses (collectively, "Damages") incurred or suffered by Purchasers or their successors or assigns that result from, relate to or arise out of:

                                    (A) the failure of Seller fully to pay or
                           satisfy, or the failure of Seller to cause to be paid or satisfied, the Retained Liabilities;

                                    (B) any and all actions, suits, claims, or
                           legal, administrative, arbitration, governmental or other proceedings or investigations against Purchasers or any affiliate of Purchasers that relate to any of the Sellers or the Business in which the event giving rise thereto occurred prior to the date of Closing or which result from or arise out of any action or inaction prior to the date of Closing of Sellers or any director, officer, employee, agent, representative or subcontractor of Sellers, including those matters set forth on Schedule 3.24, but not including any Assumed Liabilities; or


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



                                    (C) any misrepresentations, breach of
                           warranty or nonfulfillment of any agreement or covenant on the part of Sellers under this Agreement, or from any misrepresentation in or omission from any certificate or schedule furnished to Purchasers pursuant hereto; and

                           (ii) any and all actions, suits, claims, proceedings,
                  investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8.2.

         SECTION 8.3 INDEMNIFICATION BY PURCHASERS. From and after the Closing, PsychPartners and Purchasers shall, jointly and severally, reimburse, indemnify and hold harmless Sellers and their respective employees, shareholders, members, officers, agents, directors, successors or assigns against and in respect of:

                  (i) any and all Damages incurred or suffered by Sellers or their successors or assigns that result from, relate to or arise out of:

                                    (A)     the Assumed Liabilities;

                                    (B) any and all actions, suits, claims, or
                           legal, administrative, arbitration, governmental or other proceedings or investigations against Sellers or any affiliates of Sellers that relate to any of PsychPartners or Purchasers or the Business in which the event giving rise thereto occurred on or after the date of Closing or which result from or arise out of any action or inaction on or after the date of Closing of PsychPartners or Purchasers or any director, officer, employee, agent, representative or subcontractor of PsychPartners or Purchasers, but not including any Retained Liabilities; or

                                    (C) any misrepresentation, breach of
                           warranty or nonfulfillment of any agreement or covenant on the part of PsychPartners or Purchasers under this Agreement, or from any misrepresentation in or omission from any certificate or schedule furnished to Sellers pursuant hereto; and

                  (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8.3.


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



         SECTION 8.4       NOTICE OF CLAIMS.

                  (a) Claims by Third Parties. Promptly after receipt by an indemnified party of written notice of the commencement of any investigation, claim, proceeding or other action in respect of which indemnity may be sought from the indemnitor under either Section 8.2 or 8.3 (each, an "Action"), such indemnified party shall notify the indemnitor in writing of the commencement of such Action; but the omission to so notify the indemnitor shall not relieve it from any liability that it may otherwise have to such indemnified party, except to the extent that the indemnitor is materially prejudiced or forfeits substantive rights or defenses as a result of such failure. In connection with any Action in which the indemnitor and any indemnified party are parties, the indemnitor shall be entitled to participate therein, and may assume the defense thereof. Notwithstanding the assumption of the defense of any such Action by the indemnitor, each indemnified party shall have the right to employ separate counsel and to participate in the defense of such Action, and the indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel to such indemnified party if: (i) the indemnitor shall have agreed to the retention of such separate counsel, or (ii) the defendants in, or target of, any such Action include more than one indemnified party or both an indemnified party and the indemnitor, and the indemnified party shall have concluded that representation of such indemnified party by the same counsel would be inappropriate due to actual or, as reasonably determined by such indemnified party's counsel, potential material differing interests between them in the conduct of the defense of such Action, or if there may be material legal defenses available to such indemnified party that are different from or additional to those available to the other indemnified party or to the indemnitor, or

(iii) the indemnitor shall have failed to employ counsel reasonably satisfactory to such indemnified party within a reasonable period of time after notice to indemnitor of the institution of such Action and failure to employ such counsel would materially adversely affect the position of such indemnified party. If such indemnified party retains separate counsel in cases other than as described in clauses (i), (ii), or (iii) above, such counsel shall be retained at the sole expense of such indemnified party. It is hereby agreed and understood that the indemnitor shall not, in connection with any Action in the same jurisdiction, be liable for the fees and expenses of more than one counsel for all such indemnified parties (together with appropriate local counsel). The party from whom indemnification is sought shall not, without the written consent of the party seeking indemnification (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment that does not include an unconditional release of the party seeking indemnification from all liabilities with respect to such claim.

                  (b) Other Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the party seeking indemnification shall promptly send notice of such claim to the party from whom indemnification is sought.

         SECTION 8.5 LIMITS ON INDEMNIFICATION. No indemnified party shall be entitled to indemnification under Sections 8.2(i)(C) or 8.3(i)(C) hereof unless and until the aggregate amount of Purchasers' damages under Section 8.2(i)(C) hereof or Sellers' Damages under Section 8.3(i)(C) hereof, as the case may be, with respect to which Purchasers or Sellers, as the case may be, are entitled to indemnification under this Article 8 exceeds an amount equal to $50,000, and then only for such excess amount, if any. Notwithstanding anything contained herein to the contrary, the aggregate liability of Sellers for Purchasers' Damages under Section 8.2(i)(C) hereof shall be limited to $14,500,000, and the aggregate liability of Purchasers for Sellers' Damages under Section 8.3(i)(C) hereof shall be limited to $14,500,000.

         SECTION 8.6 TAX BENEFIT AND INSURANCE PROCEEDS. Damages payable to an indemnified party shall be reduced by (i) any Tax Benefit (as hereinafter defined) actually received by any indemnified party on account of such indemnification and (ii) any insurance proceeds actually received by any indemnified party on account of such indemnification at the time the indemnification payment occurs, it being understood that in no event shall any indemnification payment be delayed in anticipation of the receipt of any Tax Benefit or insurance proceeds. If an indemnified party receives a Tax Benefit after an indemnification payment is made, such indemnified party shall pay to the indemnitor the aggregate amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is received. If, upon audit by the relevant tax authority, part or all of such Tax Benefit shall be disallowed, the indemnitor, upon written notice to that effect from such indemnified party, shall promptly reimburse such indemnified party for the full amount so disallowed up to the amount of the Tax Benefit credited to the indemnitor. For purposes hereof, "Tax Benefit" shall mean any refund of tax or reduction in the amount of taxes which would otherwise be payable. The parties hereto shall seek full recovery under all insurance policies covering any indemnification payment in the ordinary course of business to the same extent as they would if such claim were not subject to an indemnification payment hereunder. In the event that an insurance recovery is made by an indemnified party, with respect to any indemnification payment for which an


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



indemnification claim has been made, such indemnified party shall pay to the indemnitor the amount of the insurance recovery, but not more than the amount of such indemnification payment.

         SECTION 8.7 SOLE AND EXCLUSIVE REMEDY. The sole remedy for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant to be performed prior to the Closing (it being understood and agreed that this limitation shall not apply to covenants or agreements to be performed subsequent to the Closing) hereunder on the part of any party shall be governed by and limited to the provisions of this Article VIII.

         SECTION 8.8 SATISFACTION OF INDEMNIFICATION CLAIM. In the event any Seller shall have any liability for indemnification to any Purchaser under this
Article 8, such Seller may satisfy such liability, at its option, either by delivering to such Purchaser cash in the aggregate dollar amount of such liability or the number of Warrants determined by dividing (i) the aggregate dollar amount of such liability by (ii) $5.00, as adjusted as appropriate to reflect any membership interest split, reverse split, membership dividend, recapitalization or other similar transaction effected by PsychPartners between the Closing and the date such liability is satisfied. Notwithstanding the foregoing, should Sellers' liability for indemnification exceed the amount of the Warrants delivered to Purchasers, Sellers shall then deliver cash to PsychPartners or Purchasers in satisfaction of any liability for indemnification.

                                   ARTICLE IX

                                   TERMINATION


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



         SECTION 9.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to the Closing as follows:

                  (a) By written consent of Purchasers and Sellers;

                  (b) At the election of either Purchasers or Sellers, if the Closing Date shall not have occurred on or before April 30, 1998, provided that no party shall be entitled to terminate this Agreement pursuant to this Section 9.1(b) if such party's failure to fulfill any obligation under this Agreement has been the primary cause of, or has resulted in, the failure of the Closing to occur on or before such date;

                  (c) By either Purchasers or Sellers if a court of competent jurisdiction shall have issued an order, decree or ruling (which order, decree or ruling the parties shall use commercially reasonable efforts to lift) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by Sellers if Sellers reach an agreement in principle to sell all of the Transferred Assets to a prospective buyer other than Purchasers; provided, however, that Sellers may only terminate this Agreement pursuant to this clause if (i) such agreement in principle to sell the Transferred Assets occurs due to the Board of Directors of any Seller determining it is required to take such action in the exercise of its fiduciary duties under applicable law following written advice by legal counsel that the Board of Directors of such Seller must entertain or investigate an offer from such prospective buyer; and
(ii) simultaneously with such termination Sellers pay to Purchasers such amounts as are provided for in Section 5.12 hereof;

                  (e) By either Purchasers or Sellers, if the party desiring to terminate is not in material breach of the Agreement and there has been a breach by the other party of any representation or warranty contained in the Agreement which would have, in the event of a breach by any Seller, a Material Adverse Effect or, in the event of a breach by any Purchaser, a material adverse effect on Purchasers; or

                  (f) By Purchasers, in the event of a Material Adverse Effect.

         SECTION 9.2 OBLIGATIONS UPON TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 9.1, all obligations of the parties hereto under this Agreement shall terminate, except for the obligations set forth in Section 5.4(c), 10.5, 10.8, this Section 9.2 and the liability of Sellers to pay such amounts as are provided for in Section 5.12 hereof in the event the Agreement is terminated pursuant to Section 9.1(d), and there shall be no liability of any party hereto to any other party except that nothing herein will relieve any party from liability for any breach of this Agreement (other than liability for lost profits, business interruption or any other form of consequential loss or damage).

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1 AMENDMENT. This Agreement may be amended only by a written agreement signed by the parties.

         SECTION 10.2 WAIVER OF COMPLIANCE. Any waiver of any failure to comply with any obligation, covenant, agreement or condition under this Agreement must be in writing and signed by the parties. Any waiver or failure to insist upon strict


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



compliance with any obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 10.3 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be provided in writing and shall be deemed to have been duly given if delivered by hand or sent by telefacsimile (with confirmation by telefacsimile answerback) or five business days after mailing if delivered by certified or registered mail, with postage prepaid:

                           (i)      If to Sellers, to:

                                            Mr. Lawrence M. Davies
                                            Apogee, Inc.
                                            1018 West Ninth Avenue
                                            Suite 202
                                            King of Prussia, PA 19406
                                            FAX: (610) 992-9830

                                    with a copy to:

                                            Robert A. Ouimette, Esq.
                                            Haythe & Curley
                                            237 Park Avenue
                                            New York, NY 10017
                                            Fax: (212) 682-0200

or to such other person or address as Sellers shall furnish to Purchasers in writing.

                           (ii)     If to Purchasers, to:

                                             Mr. Kerry G. Teel
                                             PsychPartners, L.L.C.
                                             1900 International Park Drive
                                             Suite 220
                                             Birmingham, AL 35243
                                             FAX: (205) 967-3756


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



                                    with a copy to:

                                            James F. Hughey, Jr., Esq.
                                            Balch & Bingham LLP
                                            1901 Sixth Avenue North
                                            Suite 2600
                                            Birmingham, Alabama 35203
                                            FAX: (205) 226-8799

or to such other person or address as a party shall notify all other parties in writing.

         SECTION 10.4 SPECIFIC PERFORMANCE. Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

         SECTION 10.5 EXPENSES. Except as otherwise expressly provided herein, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by such party.

         SECTION 10.6 SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         SECTION 10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, except Sellers can assign to Apogee or any of its subsidiaries any of its rights and obligations; provided, however, that such assignment shall not release the assignor from any such obligations. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 10.8 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to provisions thereof relating to conflict of laws.

         SECTION 10.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 10.10 HEADINGS. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.11 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, as well as the other documents and certificates delivered pursuant hereto set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         SECTION 10.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto, and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         SECTION 10.13 PERFORMANCE FOLLOWING CLOSING. Nothing in this Agreement shall be construed to limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the day and year first above written.

                                          SELLERS:

WITNESS                                   APOGEE, INC.

By:_________________________              By:_________________________
         Secretary                           Lawrence M. Davies
                                          Its: President &
                                               Chief Operating Officer

WITNESS                                   APOGEE OF PENNSYLVANIA, INC.

_________________________________         By:_________________________

         Secretary

                                                   Its:_______________

WITNESS                                   APOGEE OF TENNESSEE, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________

WITNESS                                   AGP ACQUISITION, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________

WITNESS                                   WINSTON CLINICS, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   DOC SYSTEMS, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   FAMILY SOCIAL AND
                                          PSYCHOTHERAPY SERVICES, INC.


_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   APOGEE SERVICES, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   APOGEE OF MARYLAND, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   ASSOCIATED MENTAL
                                          HEALTH
                                          SERVICES, LTD.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   PSYCHIATRIC ASSOCIATES, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   PSYCHOGERIATRIC
                                          CONSULTANTS,
                                          INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   NAPERVILLE PSYCHIATRIC, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   APOGEE OF NORTHERN FLORIDA, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   FAMILY SOCIAL AND
                                          PSYCHOLOGICAL SERVICES, L.L.C.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   WOODMONT PSYCHIATRIC
                                          ASSOCIATES, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________


WITNESS                                   AHS OF RHODE ISLAND, INC.

_________________________________         By:_________________________

         Secretary                           _________________________

                                                   Its:_______________

                                        PURCHASERS:

WITNESS:                                PSYCHPARTNERS, L.L.C.

By: __________________________          By: ___________________________
         Its:                               ___________________________

                                                 Its: _________________

WITNESS:                                PSYCHPARTNERS, INC.

By: __________________________          By: ___________________________
         Its:                               ___________________________

                                                 Its: _________________

WITNESS:                                PSYCHPARTNERS MIDATLANTIC, INC.

By: __________________________          By: ___________________________
         Its:                               ___________________________

                                                 Its: _________________